UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

STATE BANCORP, INC.

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Two Jericho Plaza
Jericho, New York 11753
(516) 465-2300

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of STATE BANCORP, INC.:

At the direction of the Board of Directors of State Bancorp, Inc., NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of the Company will be held at the Milleridge Cottage, 585 N. Broadway, Jericho, New York 11753, on April 29, 2008 at 10:00 A.M. (local time), for the following purposes:

1.	To elect four (4) directors for terms of three (3) years each and to elect one (1) director for a term of one (1) year;

2.	To approve the 2008 Non-Employee Directors Stock Plan;

3.	To consider one stockholder proposal as set forth herein; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof. Please be advised that we are not aware of any such business.

The Board of Directors has fixed the close of business on March 20, 2008 as the record date for determination of Stockholders entitled to notice of and to vote at the meeting, and only Stockholders of record on said date will be entitled to receive notice of and to vote at said meeting.

By order of the Board of Directors,

Janice Clark
Secretary

March 28, 2008

IMPORTANT – WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT, PLEASE VOTE PROMPTLY BY SUBMITTING YOUR PROXY BY INTERNET, PHONE OR BY SIGNING, DATING AND RETURNING YOUR PROXY CARD IN THE ENCLOSED ENVELOPE.

2008 PROXY STATEMENT

STATE BANCORP, INC.
Two Jericho Plaza
Jericho, New York 11753
(516) 465-2300

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS
To be Held April 29, 2008

GENERAL INFORMATION

This Proxy Statement, accompanying proxy card and the annual report to stockholders are being furnished to the shareholders (the “Stockholders”) of State Bancorp, Inc. (the “Company”), a New York State corporation, in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on April 29, 2008 at 10:00 A.M. (local time) at the Milleridge Cottage, 585 N. Broadway, Jericho, New York 11753, and at any adjournments thereof.

The approximate date on which this Proxy Statement and form of proxy are being first sent or given to the Stockholders is March 28, 2008.

The Proxy

Your Proxy is solicited by the Board of Directors of the Company for use at the Meeting and at any adjournments thereof.

If you hold your shares in your own name as an owner of record, you may vote your shares either in person or by proxy. If you wish to vote by proxy, you must do one of the following:

(a)	Complete the enclosed proxy card and mail it in the envelope provided.

(b)
Use the Internet to vote by pointing your browser to www.eproxy.com/stbc/; have your proxy card in hand as you will be prompted to enter your control number and to create and submit an electronic vote. The deadline for Internet voting is 1:00 PM, Eastern Time on April 28, 2008.

(c)
Use any touch-tone telephone to vote by calling 1-800-560-1965; have your proxy card in hand as you will be prompted to enter your control number to submit your vote. The deadline for telephone voting is 1:00 PM, Eastern Time on April 28, 2008.

If you wish, you can vote shares in person by attending the Meeting. You will be given a ballot at the Meeting to complete and return. Returning a proxy card will not prevent you from voting in person if you attend the Meeting.

If you hold your shares in street name (that is, you hold your shares through a broker, bank or other holder of record), please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to see which voting options are available to you. If you hold your shares in street name and plan to attend the Meeting, you should bring either a copy of the voting instruction card provided by your broker or nominee or a recent brokerage statement showing your ownership as of March 20, 2008.

We are soliciting proxies only for the Meeting. If the enclosed form of proxy is properly executed and returned to the Company prior to or at the Meeting and is not revoked prior to or at the Meeting, all shares represented thereby will be voted at the Meeting and, where instructions have been given by the Stockholder, will be voted in accordance with such instructions. As stated in the form of proxy, if the Stockholder does not otherwise specify, his or her shares will be voted for the election of the nominees set forth in this Proxy Statement as directors of the Company, voted for the approval of the 2008 Non-Employee Directors Stock Plan, and voted against the stockholder proposal. The solicitation of proxies will be by mail or facsimile, but proxies may also be solicited by telephone or in person by officers, members of our Board of Directors and other employees of the Company and its wholly-owned subsidiary, State Bank of Long Island (the “Bank”), and wholly-owned subsidiaries of the Bank. The entire cost of this solicitation will be borne by the Company. Should the Company, in order to solicit proxies, request the assistance of other financial institutions, brokerage houses or other custodians, nominees or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding the forms of proxy and proxy material to Stockholders.

A copy of the Company’s annual report on Form 10-K, for the fiscal year ended December 31, 2007, accompanies these proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on April 29, 2008

The proxy statement and annual report are available on the Company’s website at www.statebankofli.com.

Revocability of Proxy

You may revoke your grant of a proxy at any time before it is voted by:

(a)	filing a written revocation of the proxy with our Secretary;

(b)	submitting a signed proxy card bearing a later date; or

(c)	attending and voting in person at the annual meeting, but you must also file a written revocation with the Secretary prior to the meeting.

Written revocations should be sent to Janice Clark, Secretary, State Bancorp, Inc., Two Jericho Plaza, Jericho, New York 11753. Attendance at the Meeting will not in and of itself revoke a proxy.

If you use the Internet, you can change your vote at the Internet address shown on your proxy card. The Internet voting system is available 24 hours a day until 1:00 P.M., Eastern Time, on Monday, April 28, 2008.

If you vote by telephone, you can change your vote by using the toll free telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 1:00 P.M., Eastern Time, on Monday, April 28, 2008.

Participants in the Company’s Employee Stock Ownership Plan

If you are a participant in the Company’s Employee Stock Ownership Plan (“ESOP”), you may vote the shares of the Company’s Common Stock held in your ESOP account ONLY by following the separate voting instructions provided by the ESOP’s Plan Administrator. You may not vote the shares by proxy or by ballot at the Meeting.

Capital Stock Outstanding and Record Date

The Board of Directors has fixed the close of business on March 20, 2008 as the record date for determination of Stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were outstanding and entitled to vote at the Meeting 14,208,253 shares, par value $5 per share, of the Company’s Common Stock (the “Company Stock”), its only issued class of stock. The Company Stock is listed on the NASDAQ Global Market (“NASDAQ”). Each of the outstanding shares of Company Stock is entitled to one vote at the Meeting with respect to each matter to be voted upon. There will be no cumulative voting of shares for election of directors or any other matter to be considered at the Meeting. There are no rights of appraisal or other similar rights granted to dissenting Stockholders with regard to any matters to be acted upon at the Meeting. A majority of the outstanding shares of Company Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the Meeting for the transaction of business.

Broker Authority to Vote

Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rule of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc. (“NYSE”), a member broker who holds shares in street name for customers has the authority to vote on certain items if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. NYSE rules permit member brokers that do not receive instructions from their customers to vote on proposal number 1 discussed below, in their discretion. NYSE member brokers are not permitted to vote on proposal numbers 2 and 3 discussed below unless they receive instructions from their customers.

Vote Required to Approve the Proposals

Proposal 1: Election of Directors.

You may vote “FOR” or “WITHHOLD” with respect to any or all director nominees. The election of directors requires a plurality of the votes cast “FOR” the election of directors by the shares entitled to vote in the election at a meeting at which a quorum is present. Accordingly, the five directorships to be filled at the meeting will be filled by the five nominees receiving the highest number of “FOR” votes; votes that are “WITHHELD” will be excluded entirely from the vote and will have no effect on the outcome of the vote.

The Board recommends a vote “FOR” the election of all nominees as directors.

Proposal 2: Approval of the 2008 Non-Employee Directors Stock Plan.

On March 25, 2008, the Board, subject to approval of the Company’s Stockholders at the Meeting, adopted a resolution approving the 2008 Non-Employee Directors Stock Plan. The purpose of the 2008 Non-Employee Directors Stock Plan is to further align non-employee directors’ long-term interests with those of Stockholders through the increased ownership by non-employee directors of shares of the Company’s Common Stock. The 2008 Non-Employee Directors Stock Plan replaces the Company’s Director Stock Plan (1998), which is expiring by its terms in April 2008. Approval of the 2008 Non-Employee Directors Stock Plan will require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Meeting.

The Board recommends a vote “FOR” the approval of the 2008 Non-Employee Directors Stock Plan.

Proposal 3: Stockholder Proposal for Company to adopt “simple majority vote requirements.”

Approval of the Stockholder Proposal will require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Meeting.

The Board recommends a vote “AGAINST” the Stockholder Proposal.

The Company does not expect any additional matters to be presented for a vote at the Meeting. However, if you grant a proxy, the persons named as proxy holders will have the discretionary authority to vote on any additional matters properly presented for a vote at the Meeting.

Abstentions will count as shares present and entitled to vote and will be treated as votes AGAINST Proposals 2 and 3. Broker non-votes will be treated as shares that are not represented on Proposals 2 and 3 and will have no effect on the outcome of those votes.

Interests of Management and Directors in Certain Proposals

The Company’s non-employee directors have an interest in the proposal to approve the 2008 Non-Employee Directors Stock Plan that is different from the interests of other Stockholders. The 2008 Non-Employee Directors Stock Plan would provide for payment of all or a portion of a non-employee director’s compensation for service as a director in shares of the Company’s Stock.

The Board of Directors has taken the above interest into account in recommending that stockholders approve Proposal 2.

Executive Officers

The names, ages and positions of the current executive officers of the Company and the Bank are as follows:

Name	Age	Position (and served since)

Thomas M. O’Brien	57	President and Chief Executive Officer of the Company and the Bank (since 2007); President and Chief Operating Officer of the Company and the Bank (from 2006 until 2007)

Brian K. Finneran	50	Executive Vice President and Chief Financial Officer of the Company and the Bank (since 1997)

Frederick C. Braun, III	66	Executive Vice President and Chief Lending Officer of the Bank (since 1997)

Patricia M. Schaubeck	47	General Counsel of the Company and the Bank (since 2007)

Thomas M. O’Brien has served as President and Chief Executive Officer of the Company and the Bank since 2007 and President and Chief Operating Officer of the Company and the Bank from 2006 until 2007. Mr. O’Brien is responsible for developing and executing the strategic plans and policies as approved by the Board of Directors. Prior to joining the Company, Mr. O’Brien served as President and Chief Executive Officer of Atlantic Bank of New York from 2000 to April 2006. Following Atlantic Bank of New York’s acquisition by New York Community Bancorp in April 2006, Mr. O’Brien served as President of New York Commercial Bank, a subsidiary of New York Community Bancorp, until July 2006.

Brian K. Finneran has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since 1997. Mr. Finneran is responsible for treasury operations, budgeting, investments, asset/liability management, accounting operations, financial and tax reporting and planning, and municipal and professional services banking.

Frederick C. Braun, III has served as Executive Vice President and Chief Lending Officer of the Bank since 1997. Mr. Braun is responsible for commercial, industrial, real estate and personal lending of the Bank.

Patricia M. Schaubeck, an attorney, has served as General Counsel of the Company and the Bank since 2007. Prior to joining the Bank, Ms. Schaubeck practiced law with the Long Island firm of Ruskin Moscou Faltischek, P.C. where she represented financial institutions and real estate clients from 2001 to May 2007. From 1999 to 2001, Ms. Schaubeck served as Associate General Counsel with Haven Bancorp, Inc. in Westbury, New York. Ms. Schaubeck has also been associated with White & Case, LLP and other New York City law firms as well as serving in various capacities with New York Bancorp, Inc., a Queens-based savings and loan holding company.

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of John F. Picciano (Chair), Gerard J. McKeon, Joseph F. Munson, and Andrew J. Simons. The members of the Company’s Compensation Committee also serve as members of the Compensation Committee of the Bank. For purposes of convenience, the Compensation Committees of both the Bank and the Company will hereinafter be referred to collectively as the “Compensation Committee.” The Compensation Committee met jointly three (3) times in 2007. During 2007, none of our executive officers served as a director or member of the compensation committee (or equivalent body) of another entity where a director or member of our Compensation Committee served as an executive officer or director.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the Company’s compensation process, philosophy and policies for 2007 as applicable to the Company’s chief executive officer (“CEO”), chief financial officer (“CFO”) and the Company’s two most highly compensated executive officers during 2007 other than the CEO and CFO (collectively, the “Named Executive Officers” or “NEOs”). The Company has four executive officers, as described above under “Executive Officers.” The CD&A also addresses actions taken during 2008 and actions taken in prior years, where necessary, to give context to the disclosure provided. The CD&A explains the structure and rationale associated with each material element of the NEOs’ total compensation, and it provides important context for the more detailed disclosure tables and specific compensation amounts provided following the CD&A.

Private Securities Litigation Reform Act Safe Harbor Statement

This CD&A contains certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “consider,” “should,” “plan,” “estimate,” “predict,” “continue,” “probable” and “potential” or the negative of these terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the Company. These factors include, but are not limited to:

•	the timing and occurrence or non-occurrence of events which may be subject to circumstances beyond the control of the Bank and the Compensation Committee;

•	increases in competitive pressure from both financial and non-financial institutions;

•	changes in the interest rate environment which may reduce interest margins or affect the value of our investments;

•	changes in deposit flows, loan demand or real estate values which may adversely affect our business;

•	changes in accounting principles, policies or guidelines which may cause our financial condition to be perceived differently;

•
general economic conditions, either nationally or locally in some or all of the areas in which we do business, or conditions in the securities markets or the banking industry which may be less favorable than we currently anticipate;

•	legislative or regulatory changes which may adversely affect our business;

•	applicable technological changes which may be more difficult or expensive than we anticipate;

•	success or consummation of new business initiatives which may be more difficult or expensive than anticipated;

•	litigation or matters before regulatory agencies, whether currently existing or commencing in the future, which may delay the occurrence or non-occurrence of events longer than anticipated;

•	risks associated with continued diversification of assets and adverse changes to credit quality;

•	complications associated with achieving expected future financial results;

•	risk of an economic slowdown that would adversely affect credit quality and loan originations; and

•	changes in prevailing compensation practices.

Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. As such, forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing. We do not intend to update any of the forward-looking statements after the date of the Proxy Statement that includes this CD&A or to conform these statements to actual events.

COMPENSATION-RELATED GOVERNANCE
AND ROLE OF THE COMPENSATION COMMITTEE

Committee Charter and Members

The Compensation Committee’s primary purpose is to assist the Board in discharging the Board’s responsibilities relating to compensation of the Company’s NEOs. The Committee adopts, administers, approves and ratifies awards under incentive compensation and stock plans. It also oversees preparation of executive compensation disclosures for inclusion in the Company’s proxy statement. The charter of the Compensation Committee is available on the Company’s website (www.statebankofli.com) through the Investor Relations, Corporate Governance section, and is also available in print upon request (submit request for copies of the charter to State Bancorp, Inc., Attn: Janice Clark, Secretary, Two Jericho Plaza, Jericho, New York 11753).

The Compensation Committee reviews and approves the corporate goals and objectives relevant to the compensation of the NEOs, evaluates performance and sets the compensation levels for the NEOs based on its delegated authority and recommends to the Board of Directors the compensation level of the CEO. The Compensation Committee makes recommendations to the Board with respect to the Company’s cash bonus incentive compensation plan and has the delegated authority, in its discretion, to fix awards under the Company’s long-term incentive plan. The Compensation Committee may also recommend to the Board that the Company make long-term or short-term incentive awards outside the scope of the Company’s established plans. The Compensation Committee may not delegate its authority.

As of March 15, 2008, the members of the Company’s Compensation Committee are John F. Picciano (Chair), Gerard J. McKeon, Joseph F. Munson, and Andrew J. Simons, each of whom is “independent” within the meaning of the listing standards of the NASDAQ, is a “non-employee director” within the meaning of Rule 16b-3 of the Securities and Exchange Commission (the “SEC”) and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986.

Interaction with Consultants

The Company has historically engaged a compensation consultant to provide expertise on executive compensation plan design, market data and adjustments. In light of the many changes within the Company during this transition year, the Compensation Committee engaged a new consultant in 2008, Pearl Meyer and Partners (“PM&P”), a nationally recognized independent compensation consulting firm, to assist them in their deliberations. At the time of their engagement, PM&P had no prior relationship with the Company, members of the Board of Directors or management. PM&P was engaged to undertake a complete review of Board of Director and executive compensation. The objective of this review is to provide a comprehensive analysis of the competitiveness and effectiveness of the Company’s programs.

Role of Executives in Compensation Committee Deliberations

As a matter of practice, the Compensation Committee routinely meets in Executive Session without the CEO or other members of Senior Management. The Compensation Committee frequently requests the CEO to be present at Committee meetings to discuss executive compensation and evaluate Company and individual executive performance. Occasionally other executives may attend a Committee meeting to provide pertinent performance, financial and other information. Executives in attendance may provide their insights and suggestions, but only Compensation Committee members may vote on decisions regarding executive compensation.

The Compensation Committee has the authority to discuss the CEO’s compensation with him present; however, final deliberations and all votes regarding his compensation are made without the CEO present. The Committee recommends CEO compensation to the Board of Directors and under delegated authority, the Committee reviews and determines the compensation for the other NEOs based, in large part, on the CEO’s recommendation and input from the consultant.

Compensation Committee Activity

In 2008, up to the date of this Proxy Statement, the Compensation Committee met four (4) times to consider fiscal year 2007 performance and took the actions listed below. Specific recommendations and compensation changes are discussed below.

•	Completed tally sheet analysis of total compensation for each NEO, including a review of potential post-termination payments.

•	Benchmarked each component of NEOs’ current total compensation to determine market competitiveness.

•	Reviewed Company and individual performance in order to determine appropriate levels of compensation regarding NEO annual salary increases and short-term and long-term incentive awards.

•	Reviewed and recommended changes to all deferred compensation arrangements to comply with Section 409A of the Internal Revenue Code (the “Code”).

•	Recommended to the Board a new standard form of Change in Control Agreement with the NEOs and certain non-NEO officers. The new form of standard agreement was approved by the Board on July 24, 2007.

•	Recommended to the Board the amendment of the CEO’s Employment Agreement. The amendments were approved by the Board on July 24, 2007, effective July 1, 2007.

•	Approved short-term and long-term incentive awards for fiscal year 2007 performance.

•	Maintained base salaries at 2007 levels for NEOs for 2008.

Set forth below is a discussion of the Company’s compensation policy for 2007 applicable to the Company’s NEOs. This discussion should be read in conjunction with the Tables that follow, along with the notes and discussion related to the Tables.

Following the discussion of the 2007 compensation policy, is a discussion of the 2008 compensation policy currently being developed by the Company.

2007 COMPENSATION

Philosophy

The Compensation Committee’s philosophy for 2008 is being developed with the guidance of PM&P with the objective of fostering a compensation culture that serves to closely align executive compensation and incentives with long-term shareholder value and Company performance. Historically, incentives were primarily paid contingent upon performance relative to goals for growth in earnings per share and return on equity. While this formulaic approach worked in years past, the Compensation Committee recognized early in the year, for reasons discussed below, that this approach was not practical or meaningful for 2007 and, therefore, the Committee did not adopt these criteria for 2007. Instead, executive compensation was evaluated by the Committee using its judgment and expertise, giving consideration to individual performance, Company performance, organizational change and re-evaluation of the Company’s business strategy. For the years beginning in 2008, the Compensation Committee and the Board decided it would re-evaluate the Company’s compensation policy as outlined in the Proxy Statement dated April 24, 2007. The direction of the new compensation philosophy is discussed below under “2008 Compensation.”

2007 Background

The Committee determined for several reasons to disregard in its entirety the historical criteria for establishing executive compensation and instead to give full discretion to the Committee. Of significance was the settlement in January 2007 with HAS Residential Mortgage Services of Texas Inc. in the Island Mortgage Network (“IMN”) warehouse lender litigation arising out of the bankruptcy of IMN, a depositor of the Bank. Although the litigation was settled in 2007, the Company recorded the loss in connection with the IMN litigation in 2005. The loss dramatically skewed the ratios and criteria for the three year average used to measure performance, essentially making these measurements useless. Implementation of the formula would have had the unintended consequence of increasing incentive compensation for 2006 since one of the components was based on growth in EPS over a three-year period. When measured against the 2005 loss, the 2006 earnings growth was infinite thereby creating a distortion to the outcome of the compensation formula. Consequently, the Committee determined that use of this formula was not appropriate for 2007 and, therefore, eliminated its use entirely.

In addition, the Committee recognized that 2007 was going to be a year of transition and that target financial ratios would not be meaningful in measuring performance. Management underwent a sweeping change. The Company implemented an Exit Window Package (the “Window Package”) which offered employees with 20 years of consecutive service to the Bank an incentive package to leave the employ of the Bank. Thomas M. O’Brien was appointed Chief Executive Officer, replacing Thomas F. Goldrick, Jr. who resigned from the Company in June 2007 under the previously announced Window Package. Richard W. Merzbacher and Daniel T. Rowe, Vice Chairmen of the Company, also resigned from the Company in June 2007 under the Window Package. Along with these individuals, fifteen other employees of the Bank, including several senior officers in lending, branch management and information systems, took advantage of the Window Package. The Window Package resulted in $3.1 million of additional one-time operating expenses in the second quarter of 2007, causing a negative impact on performance measures. The Compensation Committee anticipates significant annual cost savings as many of these positions were not replaced.

Management changes also included the addition of key management functions in the Bank to strengthen the compliance, audit, security and management information systems functions. In addition, several senior lenders were hired to enhance the Bank’s loan portfolio with quality loans.

The Committee also recognized that executive management was going to undertake a comprehensive re-evaluation of the business strategy of the Bank. Shedding non-core businesses was one component of the re-evaluation. In the fourth quarter of 2007, the Company announced its strategic decision to exit the national small ticket leasing business. The costs involved with any sale or closure of a business unit would negatively affect the ratios historically used to measure executive management performance, but not take into account the positive long-term effect of such an action.

Another significant change in 2007 was the favorable settlement of the long running dispute with the New York State Department of Taxation concerning alleged tax liability related to the Company’s tax treatment of its Delaware subsidiaries, SB Financial Services Corp. and SB Portfolio Management Corp.

Based on the above, the Committee concluded that any incentive compensation for 2007 would be based on a “look back” of the accomplishments for the year, giving full discretion to the Committee to evaluate individual performance and achievements. No target financial ratios were established to measure performance since the Committee determined that new management would be assessing a variety of business issues and that the impacts were not able to be anticipated early in 2007. Consequently, the Committee was of the opinion that the Company would be best served by allowing new management the flexibility to operate in a way that would serve to create the best long-term opportunity for future growth and profitability.

2007 Achievements and Challenges

The Committee recognized the following accomplishments and challenges during 2007 based on which it made its compensation recommendations to the Board:

The accomplishments:

•
Raised $36 million in new equity capital in December 2006 which resulted in restoration of the critically important “well capitalized” capital ratio from banking regulators at year-end. Funds were utilized in 2007 to support loan portfolio growth.

•	Operating expenses, exclusive of nonrecurring items, experienced a positive trend downward.

•	Strengthening management, internal controls and oversight by establishing new key management positions: internal auditor, security officer, general counsel, bank secrecy officer, tax officer.

•	Added seasoned lenders to lending team.

•	Established Manhattan lending and branch office (first quarter 2008).

•	Announced anticipated sale of non-core leasing business (fourth quarter 2007) which will reduce cash operating expenses by $3 million annually.

•	Negotiated a favorable settlement with the New York State Department of Taxation.

The challenges:

•
Net income declined by $5.3 million in 2007 versus 2006 as a result of nonrecurring charges resulting from the purported shareholder derivative suit, sale of non-core business and Exit Window Packages.

•	Credit costs grew in 2007.

•	Announcement of sale of non-core leasing business resulted in a non-cash goodwill impairment charge of $2.4 million in the fourth quarter of 2007.

Components of 2007 Compensation

Recognizing each of the above achievements and challenges of 2007, the Committee decided as follows:

Base salary:

The Company pays its executives, other than Mr. O’Brien, a base salary based on competitive market data and takes into account the individual’s experience, responsibilities and contribution to the Company. There is no specific weighting applied to the factors considered, and the Committee uses its own judgment and expertise in determining appropriate salaries within the parameters of the compensation philosophy. Base salary is established at a level that sustained performance warrants. After reviewing the base salaries of the CFO and the other NEOs and their positions relative to the competitive market information, the Committee decided that no increases in base salaries were warranted. The CEO’s base salary is substantially below peer group measures as indicated in the PM&P Report. As discussed under “Chief Executive Officer Compensation,” the CEO’s compensation is designed to be highly aligned with shareholders interests through use of minimal cash base salary and long and short-term incentives tied to the Company’s stock value. In addition, the CEO’s own substantial personal investment in the Company’s stock serves to further solidify that alignment.

Base salaries for 2007 were as follows for the CEO, CFO and other NEOs: Thomas M. O’Brien $100,000 effective July 1, 2007; Brian K. Finneran $264,000; Frederick C. Braun, III $264,000; and Patricia M. Schaubeck $200,000. In July 2007, the Committee approved an amendment to Mr. O’Brien’s Employment Agreement whereby, effective July 1, 2007, his annual salary was increased to $100,000 from $50,000. In conjunction with the increase in annual salary, the Committee discontinued payment for Mr. O’Brien’s country club dues, life insurance premium payments and payment of Board fees. These changes, made at Mr. O’Brien’s suggestion, are economically neutral to Mr. O’Brien, the Company and the Bank and were designed to increase transparency and reduce potential complexity in CEO compensation.

Cash incentive:

Annual cash incentives recognize achievement of short-term individual and business unit performance goals. The Committee awarded cash incentives to the CFO and the other NEOs based on the Company’s achievements in 2007 and the individual NEO’s contribution to those achievements. Cash incentives paid for 2007 were substantially lower in 2007 versus cash incentives paid for 2006 and 2005. The Committee awarded the following cash incentives for 2007: Brian K. Finneran $100,000; Frederick C. Braun, III $75,000; and Patricia M. Schaubeck $35,000. In determining Ms. Schaubeck’s cash incentive, the Committee recognized that Ms. Schaubeck was employed by the Company for less than the entire year. The Committee considered Mr. O’Brien’s individual executive performance reviews and his recommendations in arriving at officer amounts and also considered PM&P market data. At Mr. O’Brien’s request, no cash bonus consideration was given to him.

Restricted stock awards:

To provide long-term retention and create the opportunity for long-term wealth creation for executives, the Committee also granted restricted stock awards. These awards are meant to supplement the cash bonuses paid to NEOs (other than Mr. O’Brien). The Committee approved the following stock awards for 2007: Brian K. Finneran 5,000 shares; Frederick C. Braun, III 7,500 shares; and Patricia M. Schaubeck 4,000 shares. The Committee favorably considered Mr. O’Brien’s request that any incentive for him be paid solely in the form of shares of Company stock. (See “Chief Executive Officer Compensation,” below.)

SERP:

Certain executive officers are eligible to participate in the Company’s Supplemental Executive Retirement Plan (“SERP”). Messrs. Braun and Finneran participated in the SERP during 2007. Mr. O’Brien and Ms. Schaubeck do not participate in the SERP. Amounts that ordinarily would be contributed by the Company under the Company’s ESOP and 401(k) Plans, but for the limitation on compensation and the maximum limitations on allocations under the Internal Revenue Code for qualified plans, are credited to the participant’s account in the SERP. In 2007, the limit on compensation was $225,000 and the limit on allocations was $ 45,000. For calendar year 2007, interest accrued on amounts in the SERP at the Bank’s Prime Rate of interest. Commencing January 1, 2008, interest on amounts in the SERP will accrue at the applicable federal long-term rate published by the Internal Revenue Service for the first month in each calendar quarter, reset quarterly. The interest rate was changed to eliminate previous above market compensation. For 2007, the Company contributed $14,086 and $12,888 under the SERP for Mr. Braun and Mr. Finneran, respectively.

Employment and Change in Control Agreements:

The Company has an Employment Agreement with Mr. O’Brien and Change in Control Agreements with Messrs. Braun and Finneran and Ms. Schaubeck. These agreements provide the executive protection from demotion or forced resignation in the event of a change in control and also provide an acquirer the opportunity to retain the services and expertise of key employees. The terms of Mr. O’Brien’s Employment Agreement and the NEOs’ Change in Control Agreements are discussed below under “Employment Agreements and Change in Control Payments.”

Perquisites (e.g., automobile):

Among the changes adopted by new management was a significant reduction in the number of Company-provided executive automobiles. In addition, new management changed the automobile acquisition procedures by requiring that all Company vehicles be lower cost, low emission, high mileage gas-electric hybrids. At this time Company-owned or leased automobiles are provided to Messrs. O’Brien, Braun and Finneran. The Committee believes that these individuals have appropriate business need for an automobile to assist them in the performance of their respective job duties. All other perquisites other than Company automobiles have been eliminated.

Chief Executive Officer Compensation

The Committee reviewed the CEO’s compensation and his performance since hiring in November 2006. At a meeting in July 2007, the Committee approved an amendment to Mr. O’Brien’s Employment Agreement at his suggestion whereby, effective July 1, 2007, his annual salary was increased to $100,000 from $50,000. In conjunction with the increase in annual salary, the Committee discontinued payment of Mr. O’Brien’s country club dues, life insurance premium payments (Mr. O’Brien still participates in the Company’s broad-based term life insurance program) and payment of Board fees. These changes are economically neutral to Mr. O’Brien, the Company and the Bank, but were designed to increase transparency and reduce complexity in CEO compensation. It was the Committee’s opinion that the CEO identified strategic and financial initiatives that were designed to position the Company for improved profitability and efficiency in 2008 and beyond. Several of those initiatives had an immediate and positive impact on the Company while others required an expense to provide the basis for improvement. The Committee took positive note of these accomplishments but also had to consider the diminished financial return for 2007.

The Committee determined that the CEO provided the critical vision and leadership necessary to accomplishing the change agenda. The Committee also was positively influenced by the CEO’s decisiveness and by the comprehensiveness of the strategy development and execution. The Committee believes that these developments have begun to properly position the Company to successfully compete in its markets from a position of strength. When viewed in the context of and with the consequences of the events of the past few years, the Committee believed it was appropriate to reward the CEO as it did. In addition to earning this compensation by his performance, the Committee also was encouraged by the continued incentive produced by the use of stock in lieu of cash.

In summary, the Committee determined that the performance of the CEO was instrumental in the re-capitalizing and re-positioning the Company. It also took favorable note of his unique compensation package and his stated preference that any incentive award that might be given him is solely in the form of equity. The Committee feels that this uniquely strong shareholder alignment is vitally important to the Company and that it clearly demonstrates both the CEO and the Board’s strong commitment to shareholders. The Committee determined that it was appropriate to award no cash incentive and an equity award of shares equivalent at date of grant to $260,000 as an immediate short-term incentive award and a restricted stock award equivalent at date of grant to $130,000. The restricted stock award will vest over five (5) years; one-third to vest after year three, one-third to vest after year four and the remainder to vest after year five.

2008 COMPENSATION POLICY

In the first quarter of 2008, the Committee engaged PM&P, a nationally recognized independent compensation consulting firm specializing in executive compensation, to assist the Committee in evaluating the current executive compensation framework of the Company and to develop a restructured compensation program for 2008 and beyond. The new compensation program (the “Program”) being developed by the Company reflects the Company’s core philosophy of performance oriented compensation and aligning compensation with the creation of long-term shareholder value. The specific objectives of the Program are to:

1.	Attract, retain, and motivate the executive talent required to ensure the continued success of the Company.

2.	Reward performance by placing a significant portion of total compensation at risk, contingent on individual and Company performance.

3.	Reinforce a culture of accountability to the Company and its shareholders.

4.
Create a compensation package focused less on base salary and more on incentive cash and equity-based compensation so as to control fixed operating costs and encourage and reward strong Company performance.

The CEO and NEOs also participate in the Bank’s 401(k) Retirement Savings Plan, which includes an employer match of 50% of salary deferrals up to 3% of compensation and the Company’s ESOP. The 401(k) Plan and ESOP are subject to limitations under ERISA. The CEO and NEOs also participate in the Company’s broad-based employee benefit plans, such as medical, dental, supplemental disability and term life insurance programs.

ADJUSTMENT OR RECOVERY OF AWARDS

The Company has not adopted a formal policy or any employment agreement provisions that enable recovery, or “clawback,” of incentive awards in the event of misstated or restated financial results. However, Section 304 of Sarbanes-Oxley does provide some ability to recover incentive awards in certain circumstances. If the Company is required to restate its financials due to noncompliance with any financial reporting requirements as a result of misconduct, the CEO and CFO must reimburse the Company for (1) any bonus or other incentive- or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of securities of the Company during those 12 months.

STOCK OWNERSHIP GUIDELINES

The Company has not adopted generally applicable stock ownership guidelines for its executive officers, but encourages stock ownership by its executive officers. However, the CEO’s Employment Agreement required that he make an investment of $1,000,000 in personal funds in Company Stock, which he did in December 2006. In addition, in order to align Mr. O’Brien’s interests with those of shareholders, most of Mr. O’Brien’s compensation remains stock-based. Management is adopting standards for its NEOs which will address ownership guidelines and restrictions on selling. Guidelines are expected to be approved by mid-year 2008. The Nominating & Governance Committee is currently reviewing ownership and selling restrictions for Directors, as discussed in greater detail under “Corporate Governance – Stock Ownership Guidelines.”

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL PAYMENTS

Except for the employment agreement with Mr. O’Brien, the Company has no employment agreements with any of its officers, who serve as “at will” employees. As described below, the Company does have Change in Control Agreements with its senior officers, including the CFO and NEOs which provide for a period of employment following a change in control.

Terms of Mr. O’Brien’s Agreement

The Company and the Bank have entered into an Employment Agreement with Mr. O’Brien for a term of five years. The Employment Agreement provides for him to continue as the President and CEO of the Bank and the Company. During the term of the Agreement, Mr. O’Brien will also serve on the Company’s Board and the Bank’s Board. Mr. O’Brien will receive an annual base salary of $100,000. He received a signing bonus of 83,612 shares of restricted stock valued at $1,500,000. The restricted stock will vest in 20 equal quarterly installments over five years. As of February 29, 2008, 20,905 shares had vested. Mr. O’Brien will be eligible for annual incentive awards with a target annual bonus of $225,000. Mr. O’Brien was also granted stock options to purchase 164,745 shares. The options have a ten-year term and vest at the rate of 20% per annum over five years and are exercisable at a price equal to the fair market value of the shares on the date of grant. The stock-based awards were not made under the terms of the Company’s 2006 Equity Compensation Plan. Under the terms of his Employment Agreement, Mr. O’Brien agreed to personally invest $1,000,000 in shares of the Company within a reasonable period of time on mutually agreeable terms. This investment occurred in December 2006. See also “Stock Ownership Guidelines” discussed previously.

In the event that Mr. O’Brien’s employment is terminated without cause or he resigns with good reason in the absence of a change in control, he is entitled to receive, in addition to earned but unpaid compensation, a cash severance payment equal to two times the sum of his target annual bonus and base salary rate and all stock options and restricted stock awards vest. If Mr. O’Brien is terminated without cause or resigns with good reason following a change in control, he is entitled to receive, in addition to earned but unpaid compensation, a cash severance payment equal to three times the sum of his annual salary plus target bonus amount, the most recent year’s annual incentive is paid and all stock options and restricted stock awards vest. These provisions are designed to provide Mr. O’Brien assurances that his Employment Agreement will be honored and to compensate him for the post-termination non-compete, confidentiality and non-solicitation provisions discussed below. Vesting of stock options and restricted stock will be accelerated in the event of death and will continue to vest as if employment had not terminated in the event of disability. No cash severance payments are due in the event of termination of employment as a result of death, disability, discharge with cause or voluntary resignation without good reason.

Mr. O’Brien will also receive certain broad-based employee benefits and perquisites, including medical and dental insurance, life insurance, disability insurance, paid vacation, 401(k) and ESOP contributions. Mr. O’Brien will also have use of a Company car.

Mr. O’Brien’s Employment Agreement also contains post-termination non-compete, confidentiality, non-solicitation of customers and non-solicitation of employees’ provisions that are designed to assist the Bank and the Company in preserving their franchise during a transition period following Mr. O’Brien’s departure in certain circumstances.

Change in Control Agreements

Messrs. Finneran and Braun and Ms. Schaubeck have entered into Change in Control Agreements with the Company that provide for their continued employment for three years following a change in control. The Change in Control Agreements are designed to provide a financial incentive for the executives to remain in their positions through the closing of a change in control transaction. If the executive remains employed for one year after a change in control, he/she may voluntarily resign during the 30-day period immediately following the first anniversary after the change in control for any reason and receive a severance payment. If the executive is terminated without cause or resigns with good reason at anytime within three years, he/she is entitled to a severance payment. Messrs. Finneran and Braun and Ms. Schaubeck are entitled to two times their annual compensation. Under the Change in Control Agreements, the amount of the severance payment is capped so that no payment would constitute a “parachute payment” and be non-deductible to the Company or its affiliated companies pursuant to Section 280G of the Internal Revenue Code and subject to the excise tax imposed under Section 4999 of the Code. The amount of the cap is generally equal to three times the five-year average of compensation reportable to the IRS for the executive by the Company on Forms W-2 and 1099. Mr. O’Brien’s Employment Agreement provides for a modified cap under which his payments are reduced only if, after applying the reduction and eliminating the non-deductible excise tax that would otherwise be due, the net after-tax amount retained by him is greater than would be the case if no reduction occurred.

Mr. Braun’s and Ms. Schaubeck’s Change in Control Agreements contain post-termination confidentiality, non-solicitation of customers and non-solicitation of employees provisions that are designed to assist the Company in preserving their franchise during a transition period following the executive’s departure in certain circumstances.

TAX AND ACCOUNTING CONSIDERATIONS

The Company takes into account tax and accounting implications in the design of its compensation programs. For example, in the selection of long-term incentive instruments, the Compensation Committee reviews the projected expense amounts and expense timing associated with alternative types of awards. Under current accounting rules (i.e., Financial Accounting Standard 123, as revised in 2004), the Company must expense the grant-date fair value of share-based grants such as restricted stock, performance shares, and SARs settled in stock. The grant-date value is amortized and expensed over the service period or vesting period of the grant. In contrast, awards that are not share-based (e.g., phantom stock) are expensed based on a value that may fluctuate widely over the vesting period and is not fixed at grant date. In selecting appropriate incentive devices, the Compensation Committee considers the related tax and accounting issues.

Section 162(m) of the Internal Revenue Code places a limit on the tax deduction for compensation in excess of $1 million paid to the chief executive officer and four most highly compensated executive officers of a corporation in a taxable year. All of the compensation the Company paid in 2007 to the NEOs and Mr. O’Brien is expected to be deductible under Section 162(m). The Committee retains the flexibility, however, to pay non-deductible compensation if it believes doing so is in the best interests of the Company.

Compensation Committee Report

The foregoing report of the Compensation Committee is made pursuant to the rules of the SEC. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed “filed” with the SEC.

The Compensation Committee has reviewed and discussed with executive management and PM&P the Compensation Discussion and Analysis. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2008 Proxy Statement and be incorporated by reference into the Company’s Annual Report on Form 10-K for the last fiscal year.

Respectfully submitted by the members of the Compensation Committee:

John F. Picciano, Chair
Gerard J. McKeon
Joseph F. Munson
Andrew J. Simons

Summary Compensation Table (SCT)

The table below summarizes the total compensation paid or earned by each of the NEOs for the fiscal years ended December 31, 2006 and December 31, 2007.

Name and Principal Position		Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)	All Other Comp ($)	Total ($)

Current Executive Officers

Thomas M. O’Brien	Principal Executive Officer	2007	71,154	260,000	(2)	300,000	178,800	0	0	34,133	844,087
		2006	7,500	0		50,000	29,800	0	0	2,100	89,400
Brian K. Finneran	Principal Financial Officer	2007	258,000	100,000		0	0	0	5,613	45,038	408,651
		2006	240,000	115,000		0	0	0	4,066	40,361	399,427
Frederick C. Braun, III	Executive Vice President	2007	258,000	75,000		0	0	0	2,976	47,017	382,993
		2006	240,000	130,000		0	0	0	2,054	42,338	414,392
Patricia M. Schaubeck	General Counsel	2007	100,000	35,000		0	0	0	0	9,878	144,878
		2006	0	0		0	0	0	0	0	0

Former Executive Officers

Thomas F. Goldrick, Jr.	Chairman	2007	222,500	0		0	0	0	13,761	575,274	811,535
		2006	445,000	133,500		0	0	0	18,132	115,663	712,295
Daniel T. Rowe	Vice Chairman	2007	152,500	0		0	0	0	7,040	356,228	515,768
		2006	305,000	91,500		0	0	0	8,383	73,891	478,774
Richard W. Merzbacher	Vice Chairman	2007	152,500	0		0	0	0	5,589	373,894	531,983
		2006	305,000	91,500		0	0	0	7,107	70,797	474,404

1)
Represents interest earned on deferred compensation and SERP account balances in excess of 120% of the applicable federal long-term rate for the periods noted. Above market interest was eliminated effective as of January 1, 2008 and replaced with the applicable federal long-term rate published by the Internal Revenue Service.

2)	Represents an equity award of 20,123 shares of Company Stock at a grant date price of $12.92 per share.

Other Compensation

The following table describes each component of the All Other Compensation column in the Summary Compensation Table.

Current Executive Officers

			Employer 401(k) Contribution		Employer ESOP Contribution		Employer Paid Life Insurance
Name	Year	Perquisites	Qualified	Non- Qualified (1)	Qualified	Non- Qualified (1)	Supplemental Long-Term Disability (2)	Key-Man (3)	Director Fees (4)	Total
Thomas M. O’Brien	2007	6,350	1,154	0	6,150	0	16,279	0	4,200	34,133
	2006	0	0	0	0	0	0	0	2,100	2,100
Brian K. Finneran	2007	6,950	6,750	0	18,450	12,888	0	0	0	45,038
	2006	4,926	6,600	2,286	17,380	9,169	0	0	0	40,361
Frederick C. Braun, III	2007	7,731	6,750	0	18,450	14,086	0	0	0	47,017
	2006	7,344	6,600	2,231	17,380	8,783	0	0	0	42,338
Patricia M. Schaubeck	2007	0	1,615	0	8,263	0	0	0	0	9,878
	2006	0	0	0	0	0	0	0	0	0

Former Executive Officers

			Employer 401(k) Contribution		Employer ESOP Contribution		Employer Paid Life Insurance
Name	Year	Perquisites	Qualified	Non- Qualified (1)	Qualified	Non- Qualified (1)	Supplemental Long-Term Disability (2)	Key-Man (3)	Director Fees (4)	Exit Window Program (5)	Total
Thomas F. Goldrick, Jr.	2007	21,803	6,750	0	18,450	18,238	0	18,583	4,200	487,250	575,274
	2006	33,301	6,600	5,161	17,380	19,938	0	18,583	14,700	0	115,663
Daniel T. Rowe	2007	9,839	6,750	0	0	0	0	5,189	4,200	330,250	356,228
	2006	20,372	6,600	1,654	17,380	7,996	0	5,189	14,700	0	73,891
Richard W. Merzbacher	2007	7,780	6,750	0	0	0	0	5,614	3,500	350,250	373,894
	2006	18,217	6,600	1,697	17,380	7,989	0	5,614	13,300	0	70,797

1)
Represents Company contributions to a SERP account on behalf of the named executive maintained at State Bank of Long Island. Contribution is pursuant to a non-qualified deferred compensation arrangement for each officer for whom contributions under the 401(k) Plan and ESOP are limited by the applicable provisions of the Internal Revenue Code.

2)	Represents Company paid premium under supplemental long-term disability policy on behalf of the named executive.

3)	Represents the portion of Company paid premiums on the named executive under a split dollar life insurance policy related to benefits to be paid to the named executive’s spouse.

4)
Represents fees earned by the named executive while serving as an executive officer only. Mr. O’Brien’s director fees were eliminated effective July 1, 2007. See discussion under “CD&A – Chief Executive Officer Compensation.”

5)	Represents payments made to named executive under early retirement program offered to all employees with twenty years or more of consecutive service as of 2007.

Grants of Plan-Based Awards

The following table provides information about Plan-based awards for 2006 and 2007. During 2007, the Company had in effect an Equity Plan that provides for equity-based awards and an Incentive Award Plan that provides for non-equity awards. The Compensation Committee met four (4) times in 2008 to consider awards under those plans for 2007. This table includes awards, if any, for 2007 awarded by the Compensation Committee.

Current Executive Officers

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Year	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options #	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Thomas M. O’Brien	2007	3/25/2008	n/a	225,000	n/a	n/a	n/a	n/a	30,184	0	n/a	390,000
	2006	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0	0	n/a	0
Brian K. Finneran	2007	3/25/2008	n/a	n/a	n/a	n/a	n/a	n/a	5,000	0	n/a	64,600
	2006	n/a	0	120,000	240,000	n/a	n/a	n/a	0	0	n/a	0
Frederick C. Braun, III	2007	3/25/2008	n/a	n/a	n/a	n/a	n/a	n/a	7,500	0	n/a	96,900
	2006	n/a	0	120,000	240,000	n/a	n/a	n/a	0	0	n/a	0
Patricia M. Schaubeck	2007	3/25/2008	n/a	n/a	n/a	n/a	n/a	n/a	4,000	0	n/a	51,680
	2006	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0	0	n/a	0

Former Executive Officers

Thomas F. Goldrick, Jr.	2007	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0	0	n/a	n/a
	2006	n/a	0	222,500	445,000	n/a	n/a	n/a	0	0	n/a	n/a
Daniel T. Rowe	2007	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0	0	n/a	n/a
	2006	n/a	0	152,500	305,000	n/a	n/a	n/a	0	0	n/a	n/a
Richard W. Merzbacher	2007	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0	0	n/a	n/a
	2006	n/a	0	152,500	305,000	n/a	n/a	n/a	0	0	n/a	n/a

1)	Threshold, Target and Maximum payout amounts reflect the amounts that were payable by applying the respective target and maximum percentage to the NEO’s base salary.

2)	Mr. O’Brien’s 2007 award includes 20,123 shares of Company Stock granted as an immediate short-term incentive award. All other 2007 awards are in the form of restricted stock vesting over five years.

Outstanding Equity Awards At 2007 Fiscal Year-end

The following table provides information on the current holdings of stock options and stock awards by the NEOs. This table includes unexercised stock option awards. This table includes all awards, if any, for 2007 awarded by the Compensation Committee.

Current Executive Officers

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Thomas M. O’Brien	32,949	131,796	0	$17.84	11/6/2016	62,707	$815,191	0	$0
Brian K. Finneran	4,172	0	0	$10.33	1/25/2009	0	$0	0	$0
	3,934	0	0	$8.25	2/28/2010	0	$0	0	$0
	11,668	0	0	$10.28	2/27/2011	0	$0	0	$0
	7,778	0	0	$12.45	2/26/2012	0	$0	0	$0
	6,614	0	0	$13.61	2/24/2013	0	$0	0	$0
	6,300	0	0	$19.16	2/23/2014	0	$0	0	$0
	6,000	0	0	$22.63	2/14/2015	0	$0	0	$0
Frederick C. Braun, III	4,172	0	0	$10.33	1/25/2009	0	$0	0	$0
	3,936	0	0	$8.25	2/28/2010	0	$0	0	$0
	11,668	0	0	$10.28	2/27/2011	0	$0	0	$0
	7,778	0	0	$12.45	2/26/2012	0	$0	0	$0
	6,614	0	0	$13.61	2/24/2013	0	$0	0	$0
	6,300	0	0	$19.16	2/23/2014	0	$0	0	$0
	6,000	0	0	$22.63	2/14/2015	0	$0	0	$0
Patricia M. Schaubeck	0	0	0	n/a	n/a	0	$0	0	$0

Former Executive Officers

Thomas F. Goldrick, Jr.	0	0	0	n/a	n/a	0	$0	0	$0
Daniel T. Rowe	0	0	0	n/a	n/a	0	$0	0	$0
Richard W. Merzbacher	0	0	0	n/a	n/a	0	$0	0	$0

Option Exercises and Stock Vested

The following table provides information on options exercised and stock vested during the fiscal year 2007. Mr. O’Brien had 32,949 shares of non-qualified options vest during 2007. The value realized for options exercised reflects the difference between the option exercise price and the market price on the exercise date.

Current Executive Officers

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
Name	Name on Exercise (#)	Exercise ($)	on Vesting (#)	Vesting ($)
Thomas M. O’Brien	0	0	16,724	$274,650
Brian K. Finneran	0	0	0	$0
Frederick C. Braun, III	0	0	0	$0
Patricia M. Schaubeck	0	0	0	$0

Former Executive Officers

Thomas F. Goldrick, Jr.	44,849	$311,309	0	$0
Daniel T. Rowe	40,913	$267,675	0	$0
Richard W. Merzbacher	34,168	$281,857	0	$0

Pension Benefits

			Number of Years	Present Value of	Payments during
Name	Year	Plan Name	Credited Service (#)	Accumulated Benefit ($)	Last Fiscal Year ($)
Thomas M. O'Brien	2007	n/a	n/a	n/a	n/a
	2006	n/a	n/a	n/a	n/a
Brian K. Finneran	2007	n/a	n/a	n/a	n/a
	2006	n/a	n/a	n/a	n/a
Frederick C. Braun, III	2007	n/a	n/a	n/a	n/a
	2006	n/a	n/a	n/a	n/a
Patricia M. Schaubeck	2007	n/a	n/a	n/a	n/a
	2006	n/a	n/a	n/a	n/a
Former Executive Officers

Thomas F. Goldrick, Jr.	2007	n/a	n/a	n/a	n/a
	2006	n/a	n/a	n/a	n/a
Daniel T. Rowe	2007	n/a	n/a	n/a	n/a
	2006	n/a	n/a	n/a	n/a
Richard W. Merzbacher	2007	n/a	n/a	n/a	n/a
	2006	n/a	n/a	n/a	n/a

Nonqualified Deferred Compensation Table

As described in the Compensation Discussion and Analysis under "Deferred Compensation Arrangements," certain executives, including NEOs, maintain deferred compensation accounts with the Company comprised of voluntarily deferred portions of their salary, annual incentive awards and director's fees and contributions that exceed the amount that can be contributed under the Company's qualified plans. The following table shows the amounts contributed in fiscal years 2006 and 2007 by the executive and the Company, the earnings in fiscal years 2006 and 2007 on the executive's deferred compensation balances and the aggregate balances at the end of fiscal years 2006 and 2007.

Current Executive Officers

		Executive	Registrant	Aggregate Earnings	Aggregate	Aggregate Balance
		Contributions in Last	Contributions in Last	in Last Fiscal Year	Withdrawals/	at Last Fiscal Year-End
Name	Year	Fiscal Year ($) (1)	Fiscal Year ($) (2)	($) (3)	Distributions ($)	($)
Thomas M. O'Brien	2007	0	0	0	0	0
	2006	0	0	0	0	0
Brian K. Finneran	2007	0	9,036	20,541	0	267,243
	2006	17,322	13,804	17,445	0	237,666
Frederick C. Braun, III	2007	0	8,656	10,896	0	142,096
	2006	4,462	13,578	8,841	0	122,544
Patricia M. Schaubeck	2007	0	0	0	0	0
	2006	0	0	0	0	0

Former Executive Officers

Thomas F. Goldrick, Jr.	2007	29,200	57,181	89,693	0	1,227,364
	2006	25,022	42,286	78,436	0	1,051,290
Daniel T. Rowe	2007	173,400	7,880	48,793	0	751,216
	2006	96,008	20,640	35,715	0	521,143
Richard W. Merzbacher	2007	34,000	7,873	36,955	0	494,372
	2006	16,693	20,693	30,685	0	415,544

1)	Represents elective deferral of salary, annual incentive award and director's fees (if applicable) to a deferred compensation account maintained at State Bank of Long Island.

2)
Represents Company contributions to a SERF account on behalf of the named executive maintained at State Bank of Long Island. Contribution is pursuant to a non-qualified deferred compensation arrangement for each officer for whom contributions under the ESOP and the 401 (k) Plan are limited by the applicable provisions of the Internal Revenue Code.

3)
Represents interest earned on SERP and deferred compensation accounts at State Bank of Long Island's Prime Rate of interest prevailing throughout 2006 and 2007. As of January 1, 2008 interest earned on SERP and deferred compensation accounts will be at the applicable federal long-term rate published by the Internal Revenue Service.

Potential Payments Upon Termination or Change in Control

As described in the Compensation Disclosure and Analysis, other than with Mr. O'Brien, the Company does not have any employment agreements with the NEOs who serve as "at will" employees. The Company does have Change in Control Agreements, described in the Compensation Disclosure and Analysis under "Post Termination Payments." Mr. O'Brien's Employment Agreement and the Change in Control Agreements provide for post-termination payments following a change in control. The table that follows reflects the amount of compensation payable to each of the NEOs in the event of termination of such executive's employment related to a change in control. The amounts shown assume that such termination was effective as of December 31, 2007, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive's separation from the Company.

Because we do not have employment agreements requiring any additional payments to be made to any executive or enhancement of benefits upon termination of employment other than in connection with a change in control, the only scenario shown below is termination of employment as a result of a change in control.   Any payments made upon termination absent a change in control relate to deferred compensation that is already vested. Payment of these vested benefits would not be accelerated so that the executive would not gain any additional benefit from termination of employment, nor would the Company be liable for any benefits to which the executives are already entitled.

The amounts shown represent liabilities to the Company related to cash severance and, in Mr. O'Brien's case, acceleration of unvested equity. The Change in Control Agreements for Messrs. Finneran and Braun and Ms. Schaubeck include a "cutback" provision which acts to limit the change in control related payments to the maximum payments without triggering a "Golden Parachute" excise tax under section 280G and 4999 of the Internal Revenue Code. Where applicable, the cutback is shown in the footnotes to the table. Mr. O'Brien's agreement contains a "Best Net Benefit" clause which required a "cutback" of benefits only if such a cutback would produce a better after-tax benefit to Mr. O'Brien. If no cutback is required under his agreement, he is solely responsible for the excise tax (i.e., the Bank will not "gross-up" the excise tax for him.

Our former executive officers would not have been entitled to any payments if a change-in-control had occurred on December 31, 2007. Therefore, they are not shown in the table.

Compensation & Executive Benefits	Change-in-Control
and Payments Upon Termination	Involuntary or Good Reason Termination
Thomas M. O'Brien[1]
Employment Agreement	$1,213,920
Value of accelerated restricted stock	$869,565
Brian K. Finneran[2]' [3]
Change-in-Control Agreement	$1,018,122
Frederick C. Braun, IIP'[3]
Change-in-Control Agreement	$ 1,017,998
Patricia M. Schaubeck[2]' [3]
Change-in-Control Agreement	$806,325

1)
Mr. O'Brien's severance amount includes three times his current base salary and target bonus, a pro-rated bonus for fiscal year 2007 at his bonus target and continuation of his health and welfare benefits for three years. The value of accelerated restricted stock is as of 12/31/07 at $13.00 per share.

2)
Messrs. Finneran's and Braun's and Ms. Schaubeck's amount include two times their five-year average total compensation. Total compensation includes base salary, bonus (cash and equity), contributions to the Company's qualified and non-qualified retirement plans and ESOP, earnings on deferred compensation amounts and perquisites, a pro-rated bonus (bonus assumed to be the value of cash and equity granted to them related to fiscal year 2007 performance), the continuation of health and welfare benefits and perquisites for two years after termination and an outplacement services benefit of $20,000. Although these executives do not currently hold unvested equity compensation, if there were any outstanding, it would be accelerated upon termination.

3)
The following are estimated cutback amounts related to the "Golden Parachute" excise tax under sections 280G and 4999 of the Internal Revenue Code. These reflect the amount that benefits would need to be reduced in order for the excise tax not to be triggered. Mr. Finneran: $175,125; Mr. Braun $139,109; Ms. Schaubeck $247,713.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

To the knowledge of Management, as of the record date, March 20, 2008, the only persons owning beneficially or of record more than 5% of the outstanding shares of Company Stock included the following:

Name and Address of Owner	Nature of Ownership	Number of Shares	Percentage of Class(1)

State Bancorp, Inc.	Beneficial	1,383,930(2)	9.74%
Employee Stock Ownership Plan(2)
699 Hillside Avenue
New Hyde Park, NY

(1)	Based on the 14,208,253 total outstanding shares of the Company as of March 20, 2008.

(2)	Based on the schedule 13G/A filed with the Securities and Exchange Commission on January 15, 2008. The ESOP's Plan Administrator shares voting and investment power with Plan participants.

Security Ownership of Management

The following table sets forth the beneficial ownership of Company Stock as of February 29, 2008 by each director (including all of the Company's executive officers) and by all current directors and executive officers as a group. Each director and/or officer has sole voting and investment power over his or her shares of Company stock except as otherwise indicated below.

Name	Number of Shares	Percent of Total (16)
Thomas E. Christman	7,289	*
Arthur Dulik, Jr. (1)	17,047	*
Thomas F. Goldrick, Jr. (2) (15)	230,775	1.63%
Nicos Katsoulis	2,500	*
John J. LaFalce	1,604	*
K. Thomas Liaw	3,660	*
Gerard J. McKeon (3)	5,233	*
Richard W. Merzbacher (4) (15)	171,751	1.21%
Joseph F. Munson (5)	5,591	*
Thomas M. O'Brien (6)	181,149	1.28%
John F. Picciano (7)	91,204	*
Daniel T. Rowe (8) (15)	168,040	1.19%
Suzanne H. Rueck (9)	64,740	*
Andrew J. Simons (10)	2,200	*
Jeffrey S.Wilks (11)	69,388	*
Frederick C. Braun (12) (15)	91,734	*
Brian K. Finneran (13) (15)	114,712	*
Patricia M. Schaubeck (15)	1 ,453	*

All directors and executive officers as a group (18 persons) (14) (15)	1,230,070	8.69%

*	Less than 1%.
(1)	Includes 15,611 shares to which Mr. Dulik shares voting and investment power.
(2)	Includes 63,762 shares to which Mr. Goldrick shares voting and investment power.
(3)	Mr. McKeon shares voting and investment power for all shares listed.
(4)	Includes 122,632 shares to which Mr. Merzbacher shares voting and investment power.
(5)	Includes 663 shares to which Mr. Munson shares voting and investment power.
(6)	Includes 62,707 shares of restricted stock, which remain subject to vesting.
(7)	Mr. Picciano shares voting and investment power for all shares listed.
(8)	Includes 125,607 shares to which Mr. Rowe shares voting and investment power.
(9)	Includes 43,177 shares to which Ms. Rueck shares voting and investment power.
(10)	Includes 1,600 shares to which Mr. Simons shares voting and investment power.
(11)	Mr. Wilks disclaims beneficial ownership of the shares listed, which are owned by his wife, Lise Spiegel Wilks, and by trusts established for the benefit of his three minor children.
(12)	Includes 46,468 shares issuable upon the exercise of stock options to purchase Company Stock which are exercisable within 60 days of March 1, 2008.
(13)
Includes 46,466 shares issuable upon the exercise of stock options to purchase Company Stock which are exercisable within 60 days of March 1, 2008. Includes 34,877 shares to which Mr. Finneran shares voting and investment power.

(14)	Includes 92,934 shares issuable upon the exercise of stock options to purchase Company Stock which are exercisable within 60 days of March 1, 2008.
(15)	Includes allocated shares held by the ESOP for the benefit of the person named.
(16)	Based on the 14,069,213 total shares outstanding as of February 29, 2008 plus the 92,934 shares which such persons have the right to acquire within 60 days of March 1, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company is required to identify any director, officer, or person who owns more than 10% of a class of equity securities who failed to timely file with the SEC a required report relating to ownership and changes in ownership of the Company's equity securities. Based on information provided to the Company by such persons, all officers and directors and all 10% Stockholders of the Company, other than Frederick C. Braun, III, made all required filings during and for the fiscal year ended December 31, 2007. Mr. Braun inadvertently failed to timely file Form 4 to report the grant of 6,000 stock options granted to Mr. Braun on February 14, 2005 under the Equity Plan. A Form 4 was subsequently filed on December 19, 2007. In making these statements, the Company has relied upon examination of the copies of Forms 3, 4 and 5 provided to the Company and the written representations of its directors and officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of the directors and officers of the Company or the Bank and some of the corporations and firms with which these individuals are associated also are customers of the Bank in the ordinary course of business, or are indebted to the Bank in respect of loans of $120,000 or more, and it is anticipated that some of these individuals, corporations and firms will continue to be customers of, and indebted to, the Bank on a similar basis in the future. All loans extended to such individuals, corporations and firms were made in the ordinary course of business, did not involve more than normal risk of collectability or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Bank transactions with unaffiliated persons. All of such loans are current in accordance with their payment terms.

In February 2005, after receiving approval from the Board of Directors, the Bank entered into a lease for a new branch in Westbury, New York. The landlord, Westbury Associates Plaza Associates, L.P., is a limited partnership beneficially owned and controlled by the father-in-law of Mr. Wilks, a director of the Company and the Bank. The branch opened in January 2006. The lease has a term often (10) years with two five (5) year options to renew. In fiscal year 2007, the Company paid $141,697 to the Landlord for base rent and additional rent and $38,750 for real estate taxes. The Company believes that the terms of the lease are no less favorable to the Company than could have been obtained from an unaffiliated third party.

Gold Coast Carpeting Cleaning, Inc. ("Gold Coast") currently provides cleaning services to a majority of the Bank's branches. Robert Goldrick, son of Thomas F. Goldrick, Jr., is a principal of Gold Coast. There is no formal contract in place for the performance of these services by Gold Coast. The Company made total payments to Gold Coast in 2007 of $178,351. After July 1, 2007 the Company engaged an unaffiliated third party to conduct an independent competitive bidding process for the selection of a company to perform cleaning services for the Bank's branches. Gold Coast submitted the lowest bid. The Company has entered into a formal, written contract with Gold Coast for the provision of these services.

There were no other transactions in 2007 involving officers, directors or beneficial owners of more than 5% of the Company's common stock, or any immediate family member of the foregoing persons, or any corporation or organization of which any officer or director of the Company is an executive officer or partner or, directly or indirectly, the beneficial owner of 10% or more of such organization's voting stock, or any trust or estate in which any officer or director of the Company has a substantial interest or as to which such person serves as a trustee or in a similar capacity, that had a direct or indirect interest in any transaction involving the Company or its subsidiaries which exceeded $120,000.

NASDAQ rules require that each related party transaction be specifically reviewed by the Audit Committee of the Company and recommended to the Board of Directors for approval or disapproval. In determining whether to approve a related party transaction, the Board of Directors will take into account, among other factors, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As previously disclosed, on July 18, 2007, the Company was served with a Summons and Complaint in a purported shareholder derivative lawsuit, filed in Supreme Court of the State of New York, County of Nassau (Index No. 07-012411) by Ona Guthartz, First Wall Securities, Inc. and Alan Guthartz as custodian for Jason Guthartz, identifying themselves as shareholders of the Company and purporting to act on behalf of the Company, naming the Company as nominal defendant and certain of the Company's current and former directors and officers as defendants. The lawsuit is pending. The directors and officers subject to the lawsuit may, subject to certain conditions, be entitled to indemnification by the Company for all or a portion of any expenses or losses incurred by such directors and officers in connection with the lawsuit. Pursuant to the provisions of the Company's by-laws, legal fees and expenses are being advanced by the Company to the defendant directors and officers pending the determination of whether such directors and officers are entitled to indemnification. The amount of legal expenses advanced by the Company as of January 31, 2008 for each of the named individuals is as follows: Thomas F. Goldrick, Jr. $142,968; Richard W. Merzbacher $91,547; Daniel T. Rowe $29,131; Thomas E. Christman, Arthur Dulik, Jr., K. Thomas Liaw, Gerard J. McKeon, Joseph F. Munson, John F. Picciano, Suzanne H. Rueck, Andrew J. Simons and Jeffrey S. Wilks, as

a group, $69,809; Frederick C. Braun, III $51,594; Kevin Hennessy $91,567 (no longer an employee of the Company), Kenneth M. Scheriff $163,301 (no longer an employee of the Company), and Peter J. Yovine $8,909 (no longer an employee of the Company). At the time of the payment of the aforementioned legal expenses, the lawsuit was pending.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Meeting, four (4) directors of the Company are to be elected to three-year terms, each to serve until his or her successor is elected and has qualified, and one (1) director of the Company is to be elected to a one-year term, to serve until his or her successor is elected and has qualified. The Board of Directors of the Company, upon recommendation of the Nominating and Governance Committee, has nominated the following persons to three-year terms: John J. LaFalce, John F. Picciano, Suzanne H. Rueck and Jeffrey S. Wilks, and the following person to a one-year term: Nicos Katsoulis. All of the nominees are members of the present Board of Directors of the Company, with terms expiring at the Meeting.

Proxies returned by Stockholders and not revoked will be voted for the election of the above nominees as directors unless Stockholders instruct otherwise on the proxy. If any nominee shall become unavailable for election, which is not anticipated, the shares represented by proxies which would otherwise have been voted for such nominee, in accordance with this Proxy Statement, will be voted for such substitute nominee as may be designated by the Board of Directors of the Company.

The following table contains the names and ages of the current directors of the Company whose terms will continue beyond the Meeting and those directors of the Company whose terms expire at the Meeting who have been nominated for re-election, with those directors who presently are nominated for re-election at the Meeting listed first. Opposite the name of each director is the year such person's term of office expires, the year each first became a director of the Company or the Bank, the principal occupation(s) of each during the past five years, and other directorships of public companies held by each.

	Length of Service	Principal Occupation During
	as Director and	Past 5 Years and Directorships
Name and Age	Expiration of Term	of Public Companies (a)

Nominees
Nicos Katsoulis (48)	Since 2007	Private commercial real estate investor (since 1988);
	Expires 2008	Executive Vice President and Chief Lending Officer of Atlantic Bank of New York (from 1991 until 2006).

John J. LaFalce (68)	Since 2007	Special Counsel to Hogan Willig, a law firm located in
Expires 2008
Amherst, New York (since 2006); Distinguished University Fellow at Niagara University, New York (since 2006); United States Congressman for 36th Congressional District (from 1975 until 2002), serving, among other things, as Chairman of the Small Business Committee and member of Financial Services Committee; Peter Canisius Distinguished University Professor at Canisius College, New York (from 2003 until 2006).

John F. Picciano (64)	Since 1989	Senior Partner, Picciano & Scahill PC., Attorneys
Expires 2008

Suzanne H. Rueck (45)	Since 1992	Director, New Hyde Park Inn, Restaurant and Catering
	Expires 2008	(until January 2005) and President, SHR Designs Ltd. (since May 2004)

Jeffrey S. Wilks (48)	Since 2001	Vice President and Director of New Business Development,
	Expires 2008	Spiegel Associates, real estate owners and developers

	Length of Service	Principal Occupation During
	as Director and	Past 5 Years and Directorships
Name and Age	Expiration of Term	of Public Companies (a)

Directors Continuing in Office

Thomas E. Christman (67)	Since 2001 Expires 2009	Adjunct Professor of Finance, St. John's University, formerly Consultant to Quick & Reilly/Fleet Securities Inc., Financial services

K. Thomas Liaw (49)	Since 2004 Expires 2009	Chairman of the Department of Economics and Finance, St. John's University

Andrew J. Simons (69)	Since 2004 Expires 2009	Associate Academic Dean, St. John's University School of Law

Arthur Dulik, Jr. (61)	Since 1996 Expires 2010
Chief Financial Officer, Nycomed US, Inc. (formerly ALTANA Inc, Pharmaceuticals) (since Jan. 2007); Chief Financial Officer, ALTANA Pharma US, Inc., Pharmaceuticals (from June 2004 until Jan. 2007); Chief Financial Officer, Altana, Inc. (from March 1980 through June 2004)

Gerard J. McKeon (65)	Since 2004 Expires 2010	Retired, formerly President, New York Racing Association

Joseph F. Munson (59)	Since 1989 Expires 2010	Managing Member, High Point Partners LLC, Real estate; President, Nexus Managers, LLC, real estate (since 2005); Director and CEO, Buck Hill Falls Company, Inc., real estate (since 2005)

Thomas M. O'Brien (57)	Since 2006 Expires 2010
President and Chief Executive Officer, State Bancorp, Inc. and State Bank of Long Island (since April 2007); President and Chief Operating Officer, State Bancorp, Inc. and State Bank of Long Island (Nov. 2006 to April 2007); President, New York Commercial Bank (April 2006 until July 2006); President and Chief Executive Officer, Atlantic Bank of New York (2000 until April 2006)

(a)	Unless otherwise indicated, the business experience of each director during the past five years was that typical to a person engaged in the principal occupation listed for each.

The above-listed persons are also presently serving as directors of the Bank, with the term of each to expire in the same year in which his or her term as director of the Company is to expire. It is anticipated that each director of the Company elected at the Meeting will shortly thereafter be elected to a conforming term as director of the Bank.

The Board of Directors of the Company held twelve (12) meetings during 2007. During the year ended December 31, 2007, each director of the Company attended at least 75% of the total of the number of Board meetings held (while he or she was a director) and the number of meetings held by all committees of the Board on which he or she served (while he or she served).

On January 31, 2008, the Company reported in an 8-K filing that Thomas F. Goldrick, Jr. informed the Board that he will not stand for re-election as a Director at the expiration of his term at the Company's Meeting, and, therefore, his service on the Board will terminate concurrent with the Meeting. Mr. Goldrick serves as Chairman of the Board of the Company.

On March 12, 2008, the Company reported in an 8-K filing that Richard W. Merzbacher informed the Board that he will resign his position as a Director effective as of the Meeting, and, therefore, his service on the Board will terminate concurrent with the Meeting.

On March 26, 2008, the Company reported in an 8-K filing that the Board accepted Director Daniel T. Rowe's offer to resign from the Board. Mr. Rowe offered his resignation in compliance with the Company's Corporate Governance Guidelines which require a Director who is also an officer of the Company to offer to resign from the Board when such Director ceases to be an officer of the Company. Mr. Rowe's resignation is effective as of the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
 FOR THE NOMINEES FOR ELECTION AS DIRECTORS.

CORPORATE GOVERNANCE

The Board of Directors of the Company has adopted Corporate Governance Guidelines that contain a number of corporate governance initiatives designed to comply with the NASDAQ corporate governance listing standards, the Sarbanes-Oxley Act of 2002 ("SOX") and the rules and regulations of the SEC. The Company has also adopted charters for the Compensation Committee, Nominating and Governance Committee and Audit Committee in order to implement the rules and standards. The Committee charters, Corporate Governance Guidelines, the Company's Code of Ethics for Chief Executive and Senior Financial Officers and the Company's Code of Business Conduct and Ethics are available for review at the Company's website, www.statebankofli.com. Several significant corporate governance initiatives adopted by the Board of Directors are discussed below.

Director Independence

The Board of Directors is comprised of a majority of independent directors, as affirmatively determined by the Board of Directors, in accordance with the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder and the applicable rules of NASDAQ. The Board of Directors has adopted a set of independence standards to aid it in determining director independence, in accordance with the NASDAQ corporate governance listing standards. Pursuant to these independence standards, a director must not have a relationship with the Company or its management, other than as a director, which would interfere with the exercise of independent judgment. The independence standards are available at the Company's website at www.statebankofli.com. The Board has conducted an annual review of director independence. During this review, the Board has considered transactions and relationships during the prior year between each director or any member of his or her immediate family and the Company and its subsidiaries, affiliates, and equity investors, including those reported under "Certain Relationships and Related Transactions" above. The Board also examined transactions and relationships between directors or their affiliates and members of senior management or their affiliates. The purpose of the review was to determine whether any such relationships were inconsistent with a determination that the director is independent. As a result of this review, the Board of Directors has determined that the nominees, Nicos Katsoulis, John J. LaFalce, Suzanne H. Rueck, John F. Picciano and Jeffrey S. Wilks, and the following continuing directors meet the Company's standard of independence: Arthur Dulik, Jr., Gerard J. McKeon, Joseph F. Munson, Thomas E. Christman, K. Thomas Liaw and Andrew J. Simons. The remaining director, Thomas M. O'Brien, who is an executive officer of the Company, was not determined to be an independent member of the Board of Directors.

Audit Committee Independence, Financial Literacy and Audit Committee Financial Expert

The Audit Committee is comprised of five directors, each of whom has been determined by the Board of Directors to be independent and free from any relationship that would interfere with the exercise of his or her independent judgment. The Board of Directors has also determined that each member of the Audit Committee also satisfies the independence, experience and financial literacy requirements of NASDAQ and SEC Rule 10A-3 and Section 10A of the Securities Exchange Act of 1934, as amended by SOX.

All members of the Audit Committee shall be financially literate at the time of appointment within the meaning of the applicable NASDAQ listing requirement. At least one member of the Audit Committee shall be an audit committee financial expert, within the definition of applicable rules. The Board of Directors has determined that each member of the Audit Committee satisfies those experience and financial literacy requirements, and that Mr. Dulik qualifies as an "audit committee financial expert" as such term is defined by the SEC.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its responsibility to Stockholders relating to the quality and integrity of the Company's financial reports and accounting and reporting practices. Its duties include selecting and retaining, and terminating when appropriate, the Company's independent public accounting firm; reviewing the qualifications, independence and performance of the Company's independent public accounting firm; reviewing the scope, magnitude and budgets of all examinations of the Company's financial statements by the Company's independent public accounting firm; reviewing general policies and procedures with respect to accounting and financial matters and internal controls; reviewing and approving the costs and types of audit and non-audit services performed by the Company's independent public accounting firm; meeting with the Company's independent public accounting firm not less than once a year without Company representatives to discuss internal controls and accuracy and completeness of the financial statements; receiving analyses and comments regarding accounting pronouncements; overseeing the internal audit function; reviewing and concurring the appointment, replacement, or dismissal of the chief audit executive; reviewing with management and the chief audit executive the charter, budget and ratifying of the internal audit function; reviewing and approving the annual audit plan; reviewing and approving any cosourcing arrangements; reviewing the results of audits with the Company's independent public accounting firm, the internal auditors and management with a focus on difficulties encountered, material errors or irregularities, weaknesses in internal accounting controls and similar issues, and notifying the Board of Directors of major problems or deficiencies discovered with respect to its duties.

During 2007 the Audit Committee held four (4) meetings and its members are Ms. Rueck and Messrs. Dulik (Chair), Christman, Picciano, and McKeon.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accounting Firm

The Audit Committee explicitly pre-approves all audit and permissible non-audit services provided by the independent public accounting firm on a case-by-case basis. The Audit Committee does not pre-approve any audit or other services provided by the independent public accounting firm through the use of any pre-approval policy or procedure, but requires that each particular service be specifically presented to the Audit Committee for approval.

Audit Committee Report

The following report of the Audit Committee is made pursuant to the rules of the SEC. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

During 2007, the Audit Committee reviewed the qualifications, independence and performance of the Company's independent public accounting firm, reviewed the scope, magnitude and budgets of all examinations of the Company's financial statements by the independent public accounting firm and reviewed and approved the costs and types of audit and non-audit services performed by the Company's independent public accounting firm.

Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent public accounting firm. The Audit Committee discussed with the independent public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee discussed with the Company's internal auditors and independent public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the Company's internal auditors and independent public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

The Audit Committee has received the written disclosures and the letter from the independent public accounting firm required by Independence Standards Board No. 1, (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent public accounting firm the firm's independence and considered whether the provision of non-audit services is compatible with maintaining the firm's independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2007 be included in the Company's Annual Report on Form 10-K for the last fiscal year, for filing with the SEC.

The foregoing report has been furnished by Thomas E. Christman, Arthur Dulik, Jr. (Chair), Gerard J. McKeon, John F. Picciano and Suzanne H. Rueck.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance. In addition, the Committee is responsible for developing criteria for the selection and evaluation of directors and recommends to the Board of Directors candidates for election as directors and senior management. The Board of Directors has determined that each of the members of the Committee meets the definition of "independent" set forth in NASDAQ's corporate governance listing standards and the Director Independence Guidelines adopted by the Company's Board of Directors. The Committee is composed of Messrs. Christman, Dulik, Liaw and Wilks and is chaired by Mr. Wilks. The Committee met five (5) times in 2007, and two (2) times in 2008, at which meetings it made recommendations for nominees to the Board of Directors.

The Nominating and Governance Committee believes that nominees for director should satisfy the following minimum qualifications:

(1)	Be at least 21 years of age, but no more than 71 years of age, as of the date of the annual meeting at which such candidate is proposed to be elected to the Board of Directors;

(2)	Own Company Stock, as required by the Company's By-Laws;

(3)	Possess sufficient business experience to enable them to perform the duties and undertake the responsibilities required of a member of the Board of Directors;

(4)	Demonstrate willingness to apply sound and independent business judgment;

(5)	Possess the ability to read and understand basic financial statements;

(6)	Demonstrate high moral character and integrity;

(7)	Possess an ability to work effectively with others;

(8)	Have sufficient time to devote to the affairs of the Company; and

(9)	Be free from conflicts of interest that would prevent the fulfillment of the director's duties to the Company.

Qualified candidates for membership on the Board of Directors will be considered without regard to race, sex, religion, ancestry, national origin or disability. The Nominating and Governance Committee will review the qualifications and backgrounds of the candidates, as well as the overall composition of the Board of Directors. The Committee will evaluate whether a candidate is independent within the meaning of the Company's independence guidelines. Two candidates being nominated for election to the Board of Directors at the Meeting, Nicos Katsoulis and John J. LaFlace, were appointed to the Board of Directors of the Company in 2007. Messrs. Katsoulis and LaFalce were recommended by Mr. O'Brien for consideration by the Nomination and Governance Committee. Mr. Katsoulis served as Executive Vice President and Chief Lending Officer of Atlantic Bank of New York during Mr. O'Brien's tenure there as President and Chief Executive Officer. Mr. O'Brien is acquainted with Mr. LaFalce as a result of Mr. LaFalce's twenty-eight (28) years of service as a U.S. Congressman, including his service on the House Committee on Banking and Financial Services.

The Nominating and Governance Committee's process for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any transactions of such directors with the Company during their term. Recommendations for nomination may be made by members of the Committee or by Stockholders, other directors, senior management or, if the Committee so elects, by a paid search firm. After considering the candidates, the most highly qualified candidates will be interviewed by the Committee and senior management. The full Committee will then meet to discuss and approve the final slate of candidates to be recommended to the Board of Directors for nomination. The Committee will consider a candidate recommended by Stockholders if such candidate has consented in writing to his or her nomination, the recommendation is submitted in writing to the Committee within the time permitted by the By-Laws for a Stockholder nomination, the information required by the By-Laws for a Stockholder nomination accompanies the recommendation and the minimum stock ownership criteria set forth in the By-Laws for a Stockholder nomination are met. Stockholders may also nominate candidates directly at the annual meeting, provided that they comply with the information, time and share ownership requirements set forth in the Company's By-Laws. For a copy of the applicable By-Law provisions, please submit a request in writing to the Secretary of the Company, State Bancorp, Inc., Two Jericho Plaza, Jericho, New York 11753. The Committee will evaluate recommendations from Stockholders meeting these requirements in the same manner as all other candidates for nomination. The Nominating and Governance Committee nominating procedure is posted on the Company's website at www.statebankofli.com.

Communication with the Board of Directors

The Board of Directors does not currently provide a process for Stockholders to send communications to the Board of Directors or any of the directors. The Company believes that senior management, as opposed to individual directors, provides the public voice of the Company, and that Stockholders can effectively communicate with the Company by contacting the management of the Company through either regular mail, e-mail or in person. Stockholders also have meaningful access to the Board of Directors through the Stockholder proposal process, which is described in detail below under "Stockholder Proposals."

Board of Directors Attendance Policy

The Company encourages, but does not require, all of its directors to attend annual Stockholders' meetings of the Company. Last year all of the directors, other than Arthur Dulik, Jr., were in attendance at the annual meeting of the Company's Stockholders.

Stock Ownership Guidelines

The Company has not adopted specific stock ownership guidelines for Directors, but the By-Laws require that Directors be stockholders in the Company. The Nominating & Governance Committee is currently reviewing ownership and stock sale restrictions for Directors.

DIRECTOR COMPENSATION

Each Director of the Bank, except for Mr. Goldrick, who is not an employee thereof currently receives an annual retainer of $10,000, $500 for each Board committee meeting attended and $700 for each meeting of the Board of Directors attended.

Each Director of the Bank, except for Mr. Goldrick, who is not an employee thereof and who serves as Chairman of a committee other than the Audit Committee receives an additional stipend of $2,000. The chairman of the Audit Committee receives an additional stipend of $7,000. Each of the two members of the Special Litigation Committee receives a monthly fee of $10,000. No additional remuneration is received by any director for special assignments or services.

Mr. Goldrick receives an annual retainer of $100,000, payable $25,000 per quarter, for his services as a director of the Company and the Bank. Mr. Goldrick receives no other compensation, including attendance and committee fees, for his services as a director.

Directors may elect to defer the receipt of all or any portion of their director's compensation. Amounts deferred are allocated to a deferred compensation account. For 2007, each participating Director's account accrued interest at the Bank's Prime Rate. Effective January 1, 2008, the Bank's Prime Rate was eliminated as the interest rate and replaced with the applicable federal long-term rate published by the Internal Revenue Service for the first month in each calendar quarter, reset quarterly. All accounts will be unfunded and general obligations of the Bank. Distributions from a deferred compensation account commence after termination of service on the Board of Directors, death or disability, or at a date previously designated by the participating Director. Distributions to each participating Director from his or her deferred compensation account are to be made over periods ranging from three to five years.

The Company had a Directors' Incentive Retirement Plan for former directors of the Company who elected to retire after having completed certain minimum service requirements. Under the retirement plan, directors who elected to retire were entitled to receive, for a period of five years after such retirement, certain compensation, as defined in the retirement plan, as long as such director continued to consult with the Company in an advisory capacity (or, if the director were to die prior to the completion of the consulting period, the beneficiary or estate designated by the director is entitled to receive such remaining compensation).

In 1992, the Company adopted a new director retirement plan, whereby five individuals (four directors and the secretary to the Board of Directors), who had been eligible to receive benefits under the old retirement plan, agreed to cancel and surrender their rights in the old retirement plan in exchange for the terms of the new retirement plan. The new retirement plan provides for the payment of certain compensation annually to these five individuals through March 1, 2007. These individuals must be available to consult with the Company in an advisory capacity during this period (or, if the director or secretary were to die prior to the completion of the consulting period, the beneficiary or estate designated by the director or secretary is entitled to receive such remaining compensation).

Amounts paid or accrued under such agreements during the fiscal year ended December 31, 2007 amounted to $15,438. No further expenses will be incurred under this Plan in future periods.

Under the Director Stock Plan (1998), as amended (the "Expiring Plan"), non-employee directors currently receive an annual award of share credits for shares of Company Stock for their service during the preceding year. The Expiring Plan is designed not only to provide a deferred benefit for non-employee directors, but also to increase the directors' beneficial ownership in the Company and more closely tie their interest in the long-term growth and profitability of the Company with that of the Stockholders. Pursuant to the Expiring Plan, each non-employee director is granted an award of share credits in respect of the preceding year in an amount equal to $14,000 divided by the market value of one share of Stock as of the last reported sale price during the last calendar year. All awards are pro-rated where a director did not serve for all of the preceding year. After termination of service as a director, all awards are paid in shares of stock to the Director, or, in the case of death, to his or her designated beneficiary or estate. This award is credited annually with dividend equivalents. The Expiring Plan expires by its terms in April 2008.

As of February 29, 2008, the number of units of Company Stock equivalents held by directors under the Expiring Plan are as follows: Mr. Christman 4,532 units, Mr. Dulik 5,296 units, Mr. Goldrick 0 units, Mr. Katsoulis 449 units, Mr. LaFalce 359 units, Mr. Liaw 2,873 units, Mr. McKeon 2,873 units, Mr. Merzbacher 538 units, Mr. Munson 5,296 units, Mr. Picciano 5,296 units, Mr. Rowe 538 units, Ms. Rueck 5,296 units, Mr. Simons 2,873 units, Mr. Wilks 4,532 units and all Directors as a group 40,751 units.

On March 25, 2008, the Board adopted, subject to Stockholder Approval, the 2008 Non-Employee Directors Stock Plan to replace the Expiring Plan. See Proposal 2 that follows for a description of the 2008 Non-Employee Directors Stock Plan.

The following table shows the compensation paid to each Director for the year ending December 31, 2007.

Director Compensation Table
					Change in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)(1)	($) (2)	($)
Thomas E. Christman	34,500	14,000	0	0	0	1,518	50,018
Arthur Dulik, Jr.	34,900	14,000	0	0	10,877	1,851	61,628
Thomas F. Goldrick, Jr. (3)	50,000	0	0	0	10,802	0	60,802
K. Thomas Liaw	26,000	14,000	0	0	0	789	40,789
Nicos Katsoulis	57,667	5,833	0	0	0	0	63,500
John J. LaFalce	46,133	4,667	0	0	0	0	50,800
Gerard J. McKeon	25,300	14,000	0	0	0	789	40,089
Richard W. Merzbacher (3)	12,200	7,000	0	0	4,472	0	23,672
Joseph F. Munson	29,800	14,000	0	0	0	1,851	45,651
John F. Picciano	28,000	14,000	0	0	0	1,851	43,851
Daniel T. Rowe (3)	10,200	7,000	0	0	5,726	0	22,926
Suzanne H. Rueck	29,250	14,000	0	0	0	1,851	45,101
Andrew J. Simons	22,800	14,000	0	0	0	789	37,589
Jeffrey S. Wilks	25,600	14,000	0	0	0	1,518	41,118

(1)
Represents interest earned on deferred compensation account balance in excess of 120% of the applicable federal long-term rate for 2007. Above market interest was eliminated effective January 1, 2008 and replaced with the applicable federal long-term rate published by the Internal Revenue Service.

(2)	Represents cash dividend equivalents credited on Director Stock Plan (1998) shares earned.

(3)	Represents fees earned while a director only. Attendance fees earned while an executive officer are includeed in the Other Compensation table shown above.

INDEPENDENT PUBLIC ACCOUNTANTS

The independent public accounting firm of Crowe Chizek and Company LLC ("Crowe Chizek") has acted as the Company's independent auditors for fiscal years 2006 and 2007 and the same firm has been selected by the Audit Committee of the Company to perform the same duties for the current year. Representatives of the firm are expected to be present at the Meeting and will be given an opportunity to make a statement if they desire and will be available to respond to appropriate questions at the Meeting.

Audit Fees

The following table sets forth the aggregate fees billed by Crowe Chizek for audit services rendered in connection with the financial statements and reports for fiscal year 2007 and 2006 and for other services rendered during fiscal year 2007 and 2006 on behalf of the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to the Company:

FeeCategorv:	2007	% of Total	2006	% of Total
Audit Fees (1)	$366,250	97%	$481,000	76%
Audit-Related Fees (2)	0		93,350	15
Tax Fees (3)	11,517	3	59,250	9
All Other Fees	0	-	0	-
Total Fees	$377,767	100%	$633,600	100%

(1)
Consists of fees for professional services rendered for the audit of the Company's annual financial statements and review of interim financial statements, and services that are normally provided by the Company's independent public accounting firm in connection with statutory and regulatory filings or engagements, work related to section 404 of SOX, consents and audits of subsidiary companies. This amount includes $25,000 in fees related to audit services for 2006 billed in 2007 and $155,000 in fees related to audit services for 2004 and 2005 billed in 2006.

(2)
Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements that are not reported under "Audit Fees," such as accounting consultations in connection with the issuance of subordinated debt and a private equity placement, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)
Includes fees for professional services related to federal and state tax compliance, tax advice and tax planning, such as assistance with tax audits and appeals, assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation and miscellaneous tax consulting and planning

The Audit Committee has considered whether services other than audit and audit-related provided by Crowe Chizek are compatible with maintaining the independence of Crowe Chizek and has determined that Crowe Chizek is independent.

PROPOSAL 2

2008 NON-EMPLOYEE DIRECTORS STOCK PLAN

On March 25, 2008, the Directors adopted, subject to Stockholder approval, the 2008 Non-Employee Directors Stock Plan (the "2008 Plan"). The 2008 Plan replaces the Company's Director Stock Plan (1998), which is expiring by its terms in April 2008 (the "Expiring Plan"). The Expiring Plan is discussed under "Director Compensation." The 2008 Plan provides that it will terminate no later then ten (10) years after the date of Stockholder approval. Thus, if the Stockholders approve the 2008 Plan at this Meeting, the 2008 Plan will expire on April 28, 2018. The maximum aggregate number of shares of Stock which may be issued under the 2008 Plan is 200,000 shares.

The purpose of the 2008 Plan is to further strengthen the alignment of interests between non-employee members of the Board and the Company's Stockholders through the increased ownership of the Company's Stock.

Key features of the 2008 Plan are as follows:

•	The Compensation Committee of the Board of Directors (the "Committee") administers the 2008 Plan;

•	Awards may not be granted later than 10 years from the date of Stockholder approval (the "Effective Date");

•	Only Directors who are not, and have never been, an employee of the Company or the Bank are eligible to receive shares of Company Stock under the 2008 Plan ("Eligible Directors");

•
Commencing in 2009, each Eligible Director shall receive a grant of 1,500 shares of Company Stock, or such greater or lesser number of shares of Company Stock as the Committee may determine, in consideration for services rendered as a director for the previous year;

•	The maximum number of shares of Company Stock available under the 2008 Plan is 200,000;

•
The Committee may, in its discretion, award pro-rata grants to Eligible Directors who served less than an entire calendar year and attended at least 75% of Board meetings and Board committees of which said Director was a member;

•	Awards shall be fully vested and nonforfeitable on date of grant;

•	Shares awarded shall carry full voting and dividend rights from the date of grant; and

•	Shares awarded may not be sold or transferred as long as the recipient remains a member of the Board.

Summary of the 2008 Plan

The following is a summary of material terms of the 2008 Plan. It is qualified in its entirety by specific language of the 2008 Plan, a copy of which is annexed as Appendix 1.

General

The 2008 Plan provides for the award of shares of the Company's Stock to Eligible Directors.

Purpose

The purpose of the 2008 Plan is to further strengthen the alignment of interests between Directors who are not employees of the Company or the Bank and Stockholders through the increased ownership of the Company's Stock by non-employee Directors.

Administration

The 2008 Plan is administered by a committee of two or more individuals appointed by the Board who are Non-Employee Directors. Unless otherwise determined by the Board, the Compensation Committee shall act as the Committee under the 2008 Plan. The Committee is responsible for the overall management and administration of the 2008 Plan, including, without limitation (a) interpretation of the provisions of the 2008 Plan, (b) adoption of rules and regulations for the operation and administration of the 2008 Plan and (c) the taking of any action not inconsistent with the provisions of the 2008 Plan that it may deem necessary and appropriate.

Available Shares

The maximum aggregate number of shares of Company Stock which may be issued under the 2008 Plan is 200,000. These shares have an aggregate value of $2,602,000 based on the closing sales price for shares of Company Stock on the NASDAQ Stock Market of $13.01 on March 20, 2008. The number of shares available under the 2008 Plan shall be reduced by one (1) share for each share issued under the 2008 Plan and increased by one (1) share for each share forfeited pursuant to the terms of the Plan.

The Plan Will Not Be Implemented Unless Stockholders Approve It

Shares of Company Stock are not eligible for listing on the NASDAQ Stock Market unless the Company obtains stockholder approval for the issuance of equity compensation, such as that provided in the Plan, to its directors. As a result, the Company will not implement the Plan if the stockholders do not approve it. If the stockholders do not approve the Plan, the Company may substitute other forms of director compensation of equivalent or different value.

Annual Award to Eligible Directors

For each calendar year beginning in 2009, each Eligible Director shall receive a grant of 1,500 shares of Company Stock, or such greater or lesser number of shares as the Committee may determine, in consideration for services rendered as director for the previous calendar year. An Eligible Director is a Director who is not, and has never been, a common-law employee of the Company, a majority-owned subsidiary of the Company, or an entity of which the Company is a majority-owned subsidiary. The grant shall be made on the first day of the calendar year after the year for which it is made and shall be made to each person who (a) was an Eligible Director the last day of the previous year, (b) served as an Eligible Director for the entire previous calendar year then ended, and (c) attended seventy-five percent (75%) or more of the aggregate number of meetings of the Board and its committees of which such person was a member during the previous calendar year.

The Committee may, in its discretion, award a pro-rated grant for a calendar year to an Eligible Director whose service as a Director begins or ends during the year in question and who attended seventy-five percent (75%) or more of the aggregate number of meetings of the Board and its committees of which such person was a member during the portion of the calendar year for which he/she served as a director.

Unless the Committee determines otherwise, grants (w) shall be in the form of issued and outstanding shares of Company Stock registered in the name of the Eligible Director, (x) shall be fully vested and nonforfeitable on date of grant, (y) shall carry full voting and dividend rights in favor of the holder of record from the date of grant and (z) may not be sold or transferred so long as the recipient remains a Director.

Discretionary Grants

The Committee may, in its discretion, make a grant of shares of Company Stock to any one or more Eligible Directors as consideration for services rendered or promised to be rendered as a member of the Board or its committees at such times, for such number of Shares and on such other terms and conditions as the Committee may determine.

Duration, Termination and Amendment

The Board may suspend or terminate the 2008 Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the 2008 Plan shall terminate automatically on the day preceding the tenth anniversary of the Effective Date. The Board may amend the 2008 Plan in whole or in part at any time; provided, however, that if required by the listing requirements established by any national securities exchange on which the Company lists its Shares, no such amendment shall be effective if it amends a material term of the 2008 Plan unless approved by the holders of the majority of the votes cast on a proposal to approve such amendment. The provisions of the 2008 Plan governing amendment may not be amended to lessen the prohibition contained therein without Stockholder approval.

Federal Income Tax Information

A Director acquiring Stock under the 2008 Plan generally will recognize ordinary income equal to the fair market value of the shares on the "determination date." The determination date is the date on which the Director acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the Director may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. Upon the sale of shares acquired pursuant to the 2008 Plan, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

The foregoing discussion is intended to be a general summary only of the Federal income tax aspects of shares granted under the 2008 Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the Federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Directors in the 2008 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

The Board believes that the 2008 Plan is in the best interests of the Company and its Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE STATE BANCORP, INC. 2008 NON-EMPLOYEE DIRECTORS STOCK PLAN

2008 Grants

Although no awards are contemplated under the Plan before 2009, SEC rules require the Company to provide the following information concerning awards that would be made under the Plan in 2007 if the Plan's provisions were in effect for 2007:

NEW PLAN BENEFITS TABLE
2008 Non-Employee Directors Stock Plan

Name and Position	Dollar Value ($)	Number of Shares
Thomas M. O'Brien President and Chief Executive Officer	—	—
Brian K. Finneran Executive Vice President and Chief Financial Officer	—	—
Frederick C. Braun III Executive Vice President	—	—
Patricia M Schaubeck General Counsel	—	—
Thomas F. Goldrick, Jr. Former Chief Executive Officer	—	—
Daniel T. Rowe Former Vice Chairman	—	—
Richard W. Merzbacher Former Vice Chairman	—	—
Nicos Katsoulis Director, Nominee (a)	—	—
John J. LaFalce Director, Nominee (a)	—	—
John F. Picciano Director, Nominee	—	1,500
Suzanne H. Rueck Director, Nominee	—	1,500
Jeffrey S. Wilks Director, Nominee	—	1,500
All current executive officers as a group (4 persons)	—	—
All current directors who are not executive officers as a group, including all nominees separately reported (14 persons)	—	18,000
All current employees, including all officers who are not executive officers, as a group (309 persons)	—	—

(a)
Generally, the Plan contemplates awards to individuals serving as non-employee directors for the entire year who were Eligible Directors on the last day of the previous calendar year. Since Messrs. Katsoulis and LaFalce did not serve as Eligible Directors for the entire 2007 calendar year, they would not have received awards for 2007 even if the Plan had been in effect for that year.

Additionally, information about the Company's equity compensation plans as of December 31, 2007 is as follows:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	593,137	14.89	490,588
Equity compensation plans not approved by security holders (1)	193,136	17.84	137,453
Total	786,273	14.97	628,041

(1)
Of the total amounts in columns (a) and (c), 28,391 and 137,453 represent deferred share credits and remaining shares reserved for possible issuance, respectively, under the Expiring Plan. The Expiring Plan provides that in the event of any merger, reorganization, consolidation, recapitalization, stock split, stock dividend or other change in corporate structure affecting the Company's Stock, the aggregate number of share credits which may be awarded under the Expiring Plan and the number of share credits subject to the awards already granted shall be increased or decreased proportionately, as the case may be. Of the total amount in column (a), 164,745 represents non-qualified stock options granted to Mr. O'Brien pursuant to the terms of his Employment Agreement. The amount in column (b) represents the exercise price of the options granted to Mr. O'Brien.

PROPOSAL 3

STOCKHOLDER PROPOSAL RELATING TO MAJORITY VOTING REQUIREMENTS

An individual stockholder, Kenneth Steiner, has requested that the Company include the following proposal and supporting statement in the Company's Proxy Statement for the 2008 Annual Meeting of Stockholders. If properly presented by the stockholder, this proposal will be voted on at the annual meeting. The stockholder has represented to the Company that he owns 2,834 shares of stock. The address of the proponent will be made available to any stockholder of the Company promptly upon oral or written request of any stockholder to the Company's Secretary, State Bancorp, Inc., Two Jericho Plaza, Jericho, New York 11753; telephone number (516)465-2300.

Your Board recommends that you vote AGAINST this proposal.

Unless you specify otherwise, the Board intends the accompanying proxy to be voted against this proposal. The stockholder proposal and supporting statement, for which the Board and the Company accept no responsibility, follow verbatim in italics:

3 —Adopt Simple Majority Vote

RESOLVED, Shareowners urge our company to take all steps necessary, in compliance with applicable law, to fully adopt simple majority vote requirements in our Charter and By-Laws. This includes special solicitations to obtain the shareholder vote necessary.

Simple majority vote won an impressive 72% yes-vote average at 24 major companies in 2007. The Council of Institutional Investors www.cii.org recommends adoption of simple majority vote.

Kenneth Steiner, Great Neck, New York, said this proposal would also facilitate other governance reforms needed such as annual election of each director which won 69%-support overall at 44 major companies in 2007.

Like poison pills and our classified board, supermajority requirements can insulate the board and management from accountability to shareholders and promote entrenchment. Simple majority vote is particularly important when management needs greater accountability to avoid poor performance. A competitive management does not need the power to override a shareholder majority.

Currently a 1%-minority can frustrate the will of our 79%-shareholder majority under our 80% supermajority provisions. Also our supermajority vote requirement can be almost impossible to obtain when one considers abstentions and broker non-votes.

For example, a Goodyear (GT) proposal for annual election of each director failed to pass even though 90% of votes cast were yes-votes. While companies often state that the purpose of supermajority requirements is to protect minority shareholders, supermajority requirements are arguably most often used to block initiatives opposed by management but supported by most shareowners. The Goodyear vote is a perfect illustration

Adopt Simple Majority Vote -
Yes on 3

MANAGEMENT STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL

The Board recommends a vote against this proposal for the following reasons, as explained in detail below:

•      The proposal does not provide the necessary information to allow a stockholder to make an informed decision.

•      The Company's governing corporate documents currently provide for majority voting requirements in most stockholder actions.

•      As a matter of New York statutory law, a larger than majority vote is required for some stockholder actions.

•
The Board believes that in those instances where other than a majority vote is the prescribed requirement, it would not be in the best interests of the Company and its stockholders to alter those requirements.

On at least two occasions, the Company offered the proponent the opportunity to amend his proposal to include a description of the majority voting provisions already a part of the Company's governing documents and to describe the applicable New York law requiring more than majority voting for certain corporate actions. The stockholder did not avail himself of that opportunity and, as a result, the Board believes that as written, the stockholder proposal and supporting statement do not afford stockholders a complete and accurate proposal on which to vote. It is also unclear from the proposal what is meant by a "simple majority vote." A stockholder cannot determine from the supporting statement whether the proponent intends the term to mean a majority of votes cast at a meeting or a majority of shares of stock outstanding.

Under the Company's governing documents and New York Business Corporation Law, nearly all matters submitted to our stockholders for approval require the approval of a majority of shares of stock present at the meeting. According to the Company's Certificate of Incorporation and By-laws, a majority vote is required to take action on all matters unless specifically stated otherwise or as required by law.

Company matters that require more than a majority vote of stockholders are limited to the following:

•
Directors of the Company can be removed from office only for cause by the affirmative vote of at least 80% of the shares of stock of the Company entitled to vote generally in the election of directors.

•
A business combination involving the Company requires the affirmative vote of at least 75% of the outstanding shares of stock of the Company if 66 2/3% of the entire Board of Directors approved the transaction. If 80% of the entire Board of Directors approved the transaction, then 66 2/3% of the outstanding shares of stock of the Company are required to approve the transaction. Transactions involving a 5% stockholder or a dissolution or liquidation of the Company generally require the affirmative vote of at least 95% of the outstanding shares of stock.

•
The affirmative vote of at least 80% of the votes entitled to be cast are required to amend those sections of the Company's Certificate of Incorporation dealing with the restrictions and qualifications of directors, preemptive rights, matters the Board may consider if a tender offer is received and business combinations.

These larger than majority voting requirements are limited to a very few fundamental elements of corporate governance. Nevertheless, the Board of Directors has carefully considered the stockholder proposal and concluded that it is still appropriate to require more than a majority stockholder vote on these fundamental matters and, therefore, opposes the proposal.

Larger than majority voting requirements for these corporate actions are intended to preserve the long term value of the Company for all stockholders and to provide protection for all stockholders against self-interested actions of one or a few large stockholders. The Company's goal is not to insulate the Board or management from accountability or to foster entrenchment, but rather to protect stockholders from coercive takeover tactics and to ensure that the Company is under the direction of an experienced Board.

In addition, New York law requires that, at a minimum, 66 2/3% of stockholders entitled to vote approve a business combination of the Company or a non-judicial dissolution of the Company.

The 2007 year was a year of transition for the Company. The Company substantially improved its operating effectiveness, realigned its corporate structure and began redeploying capital resources to its core businesses. Strategic business initiatives will continue throughout 2008 and these larger than majority voting requirements will provide the Company with the stability and consistency necessary while it continues to reorganize. The Board of Directors will, however, continue to proactively consider whether changes to the Company's organization documents are in the best strategic interests of stockholders as the Company's reorganization continues. The Company has already made substantial changes and is planning a review of all corporate governance matters and committee charters during 2008 with a goal of modernizing and coordinating these matters in a comprehensive and cohesive fashion rather than a piecemeal approach that this proposal would foster.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL

OTHER MATTERS

As of the date of the Proxy Statement, Management and the Board of Directors know of no other matters to be brought before the Meeting. However, if further business is properly presented, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

The proxies, in their discretion, will vote all shares represented by the proxy as to any matter which may properly come before the meeting as to which the Company did not have notice by January 25, 2008, the date provided for in the advance notice provisions of the Company's By-Laws.

STOCKHOLDER PROPOSALS

If a Stockholder wishes to have a particular proposal considered by the Board for inclusion in the Company's proxy statement for an annual meeting, the Stockholder must satisfy the requirements established by the SEC in its proxy rules. The particular proxy rule, Rule 14a-8, requires that Stockholders submit their proposals in writing to the Company at least 120 days before the anniversary date of the proxy statement mailing date for the prior year's annual meeting. Thus, Stockholders who wish to submit proposals for inclusion in the Company's proxy statement for next year's annual meeting (in 2009) must deliver such proposals to the Corporate Secretary on or before November 28, 2008. The notice must clearly identify the proposal, contain a brief supporting statement and all required information about the proposing stockholder, and otherwise meet the SEC's rule. Proposals should be addressed to the Secretary of the Company, State Bancorp, Inc., Two Jericho Plaza, Jericho, New York 11753.

In order for a Stockholder nomination or proposal to be raised from the floor during the 2009 annual meeting of Stockholders, the Company By-Laws require that written notice thereof must be received by the Company not less than 90 days nor more than 120 days before the anniversary date of the prior year's annual meeting (there are special rules if the current year's meeting date is changed by more than 30 days from the prior year's meeting date). For the 2009 Annual Meeting of Stockholders, the written notice must be given not later than January 28, 2009 (unless otherwise set by the Board pursuant to the By-Laws). The Stockholders' written notice must contain (i) all information relating to any nominees proposed by the Stockholder that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934 and Rule 14a-l 1 thereunder, (ii) a brief description of any proposals sought to be presented for a vote at the Meeting, (iii) the Stockholder's name and record address and (iv) the class and number of shares of Company Stock that is beneficially owned. Stockholder nominations and proposals may be raised from the floor during annual Stockholders meetings by Stockholders of record as of the time of giving of written notice. In addition, Stockholders proposing nominees for election to the Board of Directors must be entitled to cast votes with respect to at least 5% of the outstanding Company Stock. Such proposals should be submitted in writing to the Secretary of the Company, State Bancorp, Inc., Two Jericho Plaza, Jericho, New York 11753, who will submit them to the Board for its consideration.

For a copy of the applicable provisions of the Company's By-Laws, please submit a written request to the Secretary of the Company, State Bancorp, Inc., Two Jericho Plaza, Jericho, New York 11753.

Date: March 28, 2008

By order of the Board of Directors,

Janice Clark
Secretary

APPENDIX I

STATE BANCORP, INC.
2008 NON-EMPLOYEE DIRECTORS STOCK PLAN

article I

purpose

The purpose of the State Bancorp, Inc. 2008 Non-Employee Directors Stock Plan is to further strengthen the alignment of interests between members of the Board of Directors of State Bancorp, Inc. who are not employees of the Corporation and the Corporation's shareholders through the increased ownership by non-employee directors of shares of the Corporation's common stock.

article II

definitions

The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

Section 2.1
Beneficiary means the person designated by an Eligible Director to receive any Shares or other consideration with respect to Shares to be issued to such Eligible Director that become distributable following the Eligible Director's death.

Section 2.2	Board means the Board of Directors of the Corporation.

Section 2.3	Committee means the Committee described in section 4.1.

Section 2.4	Corporation means State Bancorp, Inc., a corporation organized and existing under the laws of the State of New York, and any successor thereto.

Section 2.5
Disability means a condition of incapacity, mental or physical, for the performance of services which the Committee determines, on the basis of competent medical evidence, is likely to be permanent, to continue for an indefinite period of at least one hundred eighty (180) days, or to result in death.

Section 2.6	Effective Date means April 29, 2008.

Section 2.7
Eligible Director on any date means a member of the Board who is not and has never been a common-law employee of the Corporation, a majority-owned subsidiary of the Corporation, or an entity of which the Corporation is a majority-owned subsidiary.

Section 2.8	Exchange Act means the Securities Exchange Act of 1934, as amended.

Section 2.9
Fair Market Value means, with respect to a Share on a specified date: (a) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or (b) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date, as of the close of the market in New York City and without regard to after-hours trading activity, on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or (c) if sections 2.9(a) and (b) are not applicable, the fair market value of a Share as the Committee may determine.

Section 2.10
Grant Instrument means the written agreement between an Eligible Director and the Corporation evidencing his or her rights under the Plan. In the absence of such a written agreement, written resolutions of the Committee or the members of the Board who are independent directors adopted in accordance with the Plan evidencing the Eligible Director's rights under the Plan shall be deemed a Grant Instrument.

Section 2.11
Non-Employee Director means a member of the Board who qualifies as a non-employee director for purposes of Rule 16b-3 promulgated under the Exchange Act or the corresponding provisions of any successor rule or regulation.

Section 2.12	Plan means the State Bancorp, Inc. 2008 Non-Employee Directors Stock Plan, as amended from time to time.

Section 2.13	Recipient means the person to whom Shares are issued under the Plan.

Section 2.14	Retirement means termination of service as a member of the Board upon reaching mandatory retirement age.

Section 2.15
Service means, unless the Committee provides otherwise in a Grant Instrument, service in any capacity as a common-law employee, consultant or non-employee director to the Corporation or a parent or subsidiary of the Corporation.

Section 2.16
Share means a share of Common Stock, par value $5.00 per share, of State Bancorp, Inc. In the event Shares are converted into or exchanged for other securities, or an adjustment is made under section 6.3 which converts Shares available under the Plan into other securities, references to Shares shall include, as appropriate, references to such other securities.

article III

AVAILABLE SHARES

Section 3.1
Shares Available under the Plan. Subject to Article VII, the maximum aggregate number of Shares which may be issued under sections 5.1 and 5.2 of the Plan shall be 200,000 Shares. Shares issued under the Plan may be either authorized and unissued shares, treasury shares or shares purchased in the open market.

Section 3.2
Computation of Shares Available. For purposes of section 3.1, the number of Shares available under the Plan shall be (a) reduced by one (1) Share for each Share issued under sections 5.1 and 5.2 and (b) increased by one (1) Share for each Share forfeited pursuant to the terms of the Plan.

article IV

ADMINISTRATION

Section 4.1
Committee. The Plan shall be administered by a committee of two or more individuals appointed by the Board who are Non-Employee Directors. Unless otherwise determined by the Board, the Compensation Committee shall act as the Committee hereunder. The members of the Committee shall serve at the discretion of the Board.   Those members of the Board who are "independent directors" under the corporate governance standards of the principal national securities exchange on which the Corporation lists its securities may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee. No member of the Committee or the independent directors shall participate in any action taken by such body under the Plan if he or she is personally affected thereby, unless all members of the Committee or independent directors, as applicable, are similarly affected.

Section 4.2
Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations for the conduct of its meetings, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the written consent of a majority of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

Section 4.3
Committee Responsibilities. Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have plenary authority to carry out its responsibilities, including, without limitation, the authority: (a) to interpret the provisions of the Plan, and to determine all questions that may arise under the Plan; (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.   All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall, in the absence of manifest error, be final and conclusive and binding upon the Corporation and all other parties having an interest therein.

article V

full value shares

Section 5.1	Annual Award to Eligible Directors.

(a)
For each calendar year beginning in 2009, each Eligible Director shall receive a grant of one thousand five hundred (1,500) Shares, or such greater or lesser number of Shares as the Committee may determine, in consideration for services rendered as director for the previous calendar year.   The grant shall be made on the first day of the calendar year after the year for which it is made and shall be made to each person who (i) was an Eligible Director on the last day of the previous calendar year, (ii) has served as an Eligible Director for the entire previous calendar year then ended, and (iii) has attended seventy-five percent (75%) or more of the aggregate number of meetings of the Board and its committees of which such person was a member to be held during the previous calendar year.

(b)
The Committee may, in its discretion, award a pro-rated grant for a calendar year to an Eligible Director whose service as a director begins or ends during the year in question and who has attended seventy-five percent (75%) or more of the aggregate number of meetings of the Board and its committees of which such person was a member to be held during the portion of such calendar year for which he served as a director. Unless the Committee determines otherwise in a particular case or as a matter of policy, the amount of a pro-rated award shall be equal to the number of Shares granted as a full-year award for the year under section 5.1 (a) multiplied by a fraction, the numerator of which is the number of months of service as a director during the year and the denominator of which is twelve (12).

(c)
Unless the Committee determines otherwise and so specifies in a Grant Instrument, grants under this section 5.1: (a) shall be in the form of issued and outstanding Shares registered in the name of the Eligible Director; (b) shall be fully vested and nonforfeitable on date of grant; (c) shall carry full voting and dividend rights in favor of the holder of record from the date of grant; and (d) may not be sold or transferred so long as the recipient remains a member of the Board. Unless an Eligible Director requests, with the Committee's consent, or the Committee determines otherwise, grants under this section 5.1 shall be affected by direct registration of the Shares in a book-entry account on the Corporation's stock transfer records established for the Eligible Director by the Corporation's transfer agent. The Committee shall make such arrangements for control of Shares issued under this section 5.1, or for the imposition of restrictions on certificates, book-entry accounts or other evidence of such Shares, as it deems necessary or appropriate to enforce the transfer restriction and other provisions of this section 5.1 and the Grant Instrument.

(d)
Notwithstanding anything in the Plan to the contrary, no annual grants shall be made under this section 5.1 for any calendar year unless a sufficient number of Shares are available for all grants contemplated by section 5.1(a) for such year.

Section 5.2
Discretionary Grants. The Committee, in its discretion, may make a grant of Shares (or an interest in Shares, however denominated, to be settled in the future by delivery of Shares) to any one or more Eligible Directors as consideration for services rendered or promised to be rendered as a member of the Board or its committees at such times, for such number of Shares and on such other terms and conditions (including but not limited to restrictions on the voting and dividend rights associated with such Shares, service-related vesting and forfeiture provisions and holding period and transfer restrictions) as the Committee may determine and specify in a Grant Instrument.   Unless the Committee determines otherwise and so specifies in a Grant Instrument, grants under this section 5.2: (a) shall be in the form of issued and outstanding Shares registered in the name of the Eligible Director; (b) shall be fully vested and nonforfeitable when awarded; (c) shall carry full voting and dividend rights in favor of the holder of record from the date of grant; and (d) may not be sold or transferred so long as the recipient remains a member of the Board. Unless an Eligible Director requests, with the Committee's consent, or the Committee determines otherwise, grants under this section 5.2 shall be affected by direct registration of the Shares in a book-entry account on the Corporation's stock transfer records established for the Eligible Director by the Corporation's transfer agent. The Committee shall make such arrangements for control of Shares issued under this section 5.2, or for the imposition of restrictions on certificates, book-entry accounts or other evidence of such Shares, as it deems necessary or appropriate to enforce the transfer restriction and other provisions of this section 5.2 and the Grant Instrument.

Section 5.3
Death, Disability or Mandatory Retirement: Change in Control Unless otherwise provided by the Committee in a Grant Instrument, in the event of an Eligible Director's death, Disability or Retirement, and in the event of a Change in Control, any unvested Shares granted to such Eligible Director will be fully vested on the date of termination of service. In all other the cases, Shares that are unvested on the date of the Eligible Director's termination of service as an Eligible Director will be forfeited article VI

AMENDMENT, TERMINATION, AND ADJUSTMENTS

Section 6.1
Termination. The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all awards theretofore granted under the Plan that are outstanding on the date of such suspension or termination shall remain outstanding for the period and on the terms and conditions set forth in the Grant Instruments evidencing such awards.

Section 6.2
Amendment. The Board may amend the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with the corporate governance standards imposed under the listing requirements established by any national securities exchange on which the Corporation lists or seeks to list Shares, no such amendment shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment; provided further, however, section 6.2 may not be amended to lessen the prohibitions contained therein at any time without shareholder approval.

Section 6.3
Adjustments in the Event of Business Reorganization. In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Shares for other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Recipients under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for issuances of Shares in the aggregate to all Eligible Directors and individually to any one Eligible Director and (ii) the number and kind of securities that may be delivered or deliverable in respect of undistributed Shares. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, grants of Shares (including, without limitation, cancellation of awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Shares using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Corporation or any parent or subsidiary or the financial statements of the Corporation or any parent or subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

article VII

MISCELLANEOUS

Section 7.1
Status as an Employee Benefit Plan. This Plan is not intended to satisfy the requirements for qualification under section 401 (a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified compensation program for self-employed individuals that are exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

Section 7.2
No Right to Continued Service. Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Director any right to a continuation of his or her position with the Corporation as a director or otherwise. The Corporation reserves the right to remove any participating member of the Board or terminate his or her service in other capacities or change the terms and conditions of any such service to the same extent it could do so if the Plan had not been adopted.

Section 7.3
Construction of Language. Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated. The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

Section 7.4
Governing Law. The Plan shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof. The federal and state courts located in Nassau County, New York shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Shares granted under this Plan, each Eligible Director, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.5
Non-Alienation of Benefits. Except as expressly provided in the Plan, the right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

Section 7.6
Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party: (a) if to the Committee: State Bancorp, Inc., Two Jericho Plaza, Jericho, New York 11753, Attention: General Counsel; and (b) if to a Recipient or Beneficiary to the Recipient's or Beneficiary's address as shown in the Corporation's records.

Section 7.7
Approval of Shareholders. The Plan shall be subject to approval by the Corporation's shareholders. Any Shares granted prior to the date such approval is obtained shall be granted contingent on such approval and shall be void ab initio in the event such approval is not obtained.

Section 7.8
Designation of Beneficiary. An Eligible Director who has received an award may designate a Beneficiary to receive any payments or unvested Shares that become payable or vested on the date of his or her death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Eligible Director dies prior to the Eligible Director, or in the event that no Beneficiary has been designated, any payments or vested Shares that become available for distribution on the Eligible Director's death shall be paid to the executor or administrator of the Eligible Director's estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.

Section 7.9
Conditions to the Issuance of Shares. The Corporation's obligation to deliver Shares shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Eligible Director or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

Section 7.10
Effect of Grant Instrument. To the extent Shares are issued or issuable to an Eligible Director hereunder in consideration for the performance of future services, the Eligible Director's performance of services for the Corporation after knowing such Shares have been issued shall be deemed acceptance of a written contract for the performance of such future service, in the form of the Grant Instrument.

Section 7.11
Compliance with Section 409A of the Code. To the extent that the Plan and/or Shares granted under the Plan are construed to be non-qualified deferred compensation plans described in section 409A of the Code, the Plan and any Grant Instruments shall be operated, administered and construed so as to comply with the requirements of section 409A. The Plan and any Grant Instruments shall be subject to amendment, with or without advance notice to Recipients and other interested parties, and on a prospective or retroactive basis, including, but not limited to, amendment in a manner that adversely affects the rights of Recipients and other interested parties, to the extent necessary to effect compliance with section 409A of the Code.